UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

NETGEAR, INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2026 Annual Meeting of Stockholders

To Our Stockholders:

We are looking forward to our upcoming Annual Meeting, which we are pleased to be hosting virtually this year to help enhance stockholder participation. A virtual format provides each stockholder the same opportunity to participate as they would at an in-person meeting regardless of geographic location. We value your input and encourage your attendance. Your vote is important.

To attend, go to www.virtualshareholdermeeting.com/NTGR2026 and log in using the control number on your Notice of Internet Availability, proxy card or voting instruction form. We encourage you to join 15 minutes before the start time. As there will not be a physical location for our Annual Meeting, no stockholders will attend in-person.

2026 Annual Meeting of Stockholders

Thursday,

May 28, 2026

10:00 a.m. Pacific

Time

BY PHONE

Call the telephone number on your proxy card

BY MAIL

Sign, date and return your proxy card in the enclosed envelope

BY INTERNET

Online at the Meeting

Attend the Annual Meeting virtually at www.virtualshareholder meeting.com/NTGR 2026 and follow the instructions on the website

Online Before the Meeting

Visit www.proxyvote.com

Agenda Item		Board Recommendation	For more information
1.	To elect the Board’s six (6) nominees for director to serve until the next Annual Meeting of Stockholders	FOR (all nominees)	Page 5
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR	Page 23
3.	To approve the non-binding advisory proposal regarding executive compensation	FOR	Page 26

We also will consider any other matters that may properly be brought before the Annual Meeting (and any postponements or adjournments of the Annual Meeting). As of the date of this proxy statement, we have not received notice of any such matters.

Note for Street-Name Holders: If you hold your shares in street name, it is critical that you cast your vote if you want it to count in Proposal One and Proposal Three. If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote for Proposal One or Proposal Three, no votes will be cast on your behalf for those Proposals. Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Two).

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 28, 2026 (the “Annual Meeting”): Both the proxy statement and NETGEAR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available electronically at https://investor.netgear.com/financials/sec-filings/default.aspx and www.proxyvote.com.

By order of the Board of Directors,

Charles (CJ) Prober

Chief Executive Officer

San Jose, California

April 16, 2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS PROMPTLY AS POSSIBLE.

1	GENERAL INFORMATION
	1	Notice of Internet Availability of Proxy Materials
	1	Voting Procedures
	1	Methods of Voting
	2	Revoking Your Proxy
	2	Quorum Requirement
	2	Votes Required for Each Proposal
	3	Abstentions
	3	Broker Non-Votes
	3	Proxy Solicitation Costs
	3	Deadline for Receipt of Stockholder Proposals or Director Nominations for 2026 Annual Meeting
	4	Stockholder Communications to Directors
5	PROPOSAL ONE ELECTION OF DIRECTORS
	5	Nominees
	5	Information Concerning the Nominees and Incumbent Directors
	11	Board of Directors’ Recommendation
	12	Board and Committee Meetings
	15	Audit Committee
	15	Compensation and Talent Committee
	15	Nominating and Corporate Governance Committee
	15	Policy for Director Recommendations and Nominations
	17	Corporate Governance Policies and Practices
	18	Related Party Transactions
	19	Stockholder Engagement
	20	Board Leadership Structure
	20	Risk Management
	20	Succession Planning
	21	Director Compensation
	22	Fiscal Year 2025 Director Compensation
	22	Director Stock Ownership Guidelines
	22	Compensation and Talent Committee Interlocks and Insider Participation
23	PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
	23	Audit and Related Fees
	24	Board of Directors’ Recommendation
25	REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
26	PROPOSAL THREE APPROVAL OF NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
	26	Board of Directors’ Recommendation

29	LETTER FROM OUR COMPENSATION AND TALENT COMMITTEE CHAIR
31	COMPENSATION AND TALENT COMMITTEE REPORT
32	COMPENSATION DISCUSSION AND ANALYSIS
	32	Executive Summary
	35	General Compensation Philosophy
	36	Designing a Competitive Compensation Package
	37	Compensation and Talent Committee Consultant
	37	Compensation Components
	42	Other Compensation and Benefits
	43	Compensation Policies and Risk Assessment
45	EXECUTIVE COMPENSATION TABLES
	45	Summary Compensation Table
	46	Grants of Plan-Based Awards in Fiscal Year 2025
	48	Outstanding Equity Awards at 2025 Fiscal Year-End
	49	Adjustments to NETGEAR Equity Awards due to the Arlo Spin-Off
	50	Option Exercises and Stock Vested in Fiscal Year 2025

	50	Potential Payments upon Termination or Change in Control
	54	CEO Pay Ratio
	55	Pay Versus Performance
	58	Equity Compensation Plan Information
59	STOCK OWNERSHIP INFORMATION
	59	Security Ownership of Certain Beneficial Owners and Management
62	OTHER MATTERS
63	LEGAL MATTERS
64	APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP MEASURES

2026 PROXY STATEMENT

GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of NETGEAR, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders. The Board of Directors has made these materials available to you on the Internet or in printed proxy materials in connection with the solicitation of proxies for use at its 2026 Annual Meeting of Stockholders, which will take place at 10:00 a.m. Pacific Time on Thursday, May 28, 2026. The Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NTGR2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, proxy card, or voting instruction form. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/NTGR2026. Please be sure to check in by 9:45 a.m. Pacific Time on May 28, 2026, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. You will not be able to attend the Annual Meeting in person. If you attend the Annual Meeting online, you will be able to vote and submit questions at www.virtualshareholdermeeting.com/NTGR2026.

This proxy statement contains important information regarding our Annual Meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our Company as “NETGEAR,” “we,” “us” or “our.” The term “proxy materials” includes this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2025, as well as the proxy or voter instruction card if you received or requested printed proxy materials.

We are mailing the proxy materials on or about April 16, 2026 to all of our stockholders as of the record date, March 30, 2026. Stockholders who owned NETGEAR common stock at the close of business on March 30, 2026 are entitled to attend and vote at the Annual Meeting. A list of our record stockholders as of the close of business on the record date will be made available at our headquarters located at 3553 North First Street, San Jose, California 95134, during normal business hours for 10 days prior to the meeting. To access the list of record stockholders beginning May 18, 2026 and until the meeting, stockholders should email stockadmin@netgear.com. A stockholder may examine the list for any legally valid purpose related to the meeting. On the record date, approximately 27,343,499 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding. We had 66 stockholders of record as of the record date and our common stock was held by approximately 19,000 beneficial owners.

You may also view this proxy statement, as well as our Annual Report on Form 10-K for the year ended December 31, 2025, online at the following address: www.proxyvote.com.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to the proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to some of our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the proxy materials and on the website referred to in the Notice. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

Voting Procedures

As a stockholder, you have the right to vote on certain business matters affecting us. The three (3) proposals that will be presented at the Annual Meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One” through “Proposal Three” below. Each share of NETGEAR common stock you own entitles you to one vote.

On each matter to be voted upon, you have one vote for each share of common stock you owned as of March 30, 2026.

Methods of Voting

Voting by Mail. If you received or requested printed proxy materials, then by signing and returning the proxy or voter instruction card according to the enclosed instructions, you are enabling our Chief Executive Officer, Charles (CJ) Prober, and our Chief Financial Officer, Bryan D. Murray, who are named on the proxy as “proxies and attorneys-in-fact,” to vote your shares as proxy holders at the Annual Meeting

2026 PROXY STATEMENT	1

in the manner you indicate. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the Annual Meeting. In this way, your shares will be voted even if you are unable to attend the Annual Meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy or voter instruction card. If you submit the proxy or voter instruction card, but do not indicate your voting instructions, your shares will be voted as follows:

•
FOR the election of the director nominees identified in Proposal One;
•
FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
•
FOR the non-binding advisory proposal regarding executive compensation.

Voting over the Internet or by Telephone. If you received the Notice (as described above), you can vote by proxy over the Internet or by telephone by following the instructions provided on the Notice.

Voting Electronically at the Annual Meeting. If you plan to attend the virtual Annual Meeting, you may vote your shares electronically by using the 16-digit control number on your Notice, proxy card, or voting instruction form and following the instructions at www.virtualshareholdermeeting.com/NTGR2026. If you have already voted previously by telephone or Internet, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page at www.virtualshareholdermeeting.com/NTGR2026. You may log-in beginning at 9:45 a.m. Pacific Time, on Thursday, May 28, 2026.

To reduce the expenses of delivering duplicate voting materials to our stockholders who may have more than one NETGEAR stock account, we are delivering only one set of the voting materials to certain stockholders who share an address unless otherwise requested. For stockholders receiving printed proxy materials, a separate proxy card is included in the voting materials for each of these stockholders. If you share an address with another stockholder and have received only one set of voting materials, you may request a separate copy of these materials at no cost to you by writing our Corporate Secretary at NETGEAR, Inc., 3553 North First Street, San Jose, California 95134, or calling our Corporate Secretary at (408) 907-8000. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by writing or calling our Corporate Secretary. You may receive a copy of NETGEAR’s Annual Report on Form 10-K for the year ended December 31, 2025 including the Consolidated Financial Statements, schedules and list of exhibits, and any particular exhibit specifically requested by sending a written request to NETGEAR, Inc., 3553 North First Street, San Jose, California 95134, Attn: Corporate Secretary.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you may do any of the following:

•
sign and return another proxy bearing a later date;
•
provide written notice of the revocation to the Company’s Corporate Secretary, at NETGEAR, Inc., 3553 North First Street, San Jose, California 95134, prior to the time we take the vote at the Annual Meeting; or
•
attend and vote electronically at the virtual Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Quorum Requirement

A quorum, which is a majority of our outstanding shares entitled to vote at the Annual Meeting, must be present in order to hold the Annual Meeting and to conduct business. Your shares will be counted as being present at the Annual Meeting if you attend the Annual Meeting, if you vote over the Internet, or if you submit a properly executed proxy or voter instruction card.

Votes Required for Each Proposal

The vote required, and method of calculation for the proposals to be considered at the Annual Meeting, are as follows:

Proposal One - Election of Directors. You may vote “for,” “against” or “abstain” from voting for any or all of the six (6) director nominees. Pursuant to our Bylaws, in an uncontested election, a nominee for director will be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election. Pursuant to our Corporate

2	2026 PROXY STATEMENT

Governance Guidelines, our Board of Directors will nominate for election or re-election as Directors only candidates who have tendered, in advance of such nomination, an irrevocable, conditional resignation that will be effective only upon both (a) the failure to receive the required vote (as described in the preceding sentence) at the next stockholders’ meeting at which they face re-election and (b) the Board of Directors’ acceptance of such resignation. If a nominee for director fails to receive the required number of votes for re-election, pursuant to our Bylaws, our Nominating and Corporate Governance Committee will make a recommendation to the Board of Directors within 45 days of the Annual Meeting as to whether to accept or reject such director’s previously tendered resignation or whether other action should be taken. Thereafter, Board of Directors will promptly consider and act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the Annual Meeting and will promptly publicly disclose such decision. The election of directors pursuant to this proposal is an uncontested election, and therefore, this majority voting standard applies.

Proposal Two - Ratification of the Appointment of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “for,” “against,” or “abstain” from voting on this proposal.

Proposal Three - Approval of the Non-Binding Advisory Proposal Regarding Executive Compensation. Approval of the non-binding advisory proposal regarding executive compensation will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. You may vote “for,” “against,” or “abstain” from voting on this proposal.

Abstentions

If you return a proxy or voter instruction card that indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Consequently, if you abstain from voting on Proposals Two or Three, your abstention will have the same effect as a vote against such Proposal(s). Your abstention will have no effect on the election of the director nominees in Proposal One as abstentions are not considered votes cast.

Broker Non-Votes

When a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other nominee as to how to vote on matters deemed to be “non-routine,” the broker cannot vote the shares on that proposal. When there is at least one “routine” matter that the broker, bank or other securities intermediary votes on, the shares that are un-voted on “non-routine” matters are counted as “broker non-votes.” Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal One) and the approval of the advisory vote regarding our executive compensation (Proposal Three). If you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote for Proposal One or Proposal Three, no votes will be cast on your behalf for those Proposals, as applicable.

Your bank, broker or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm (Proposal Two).

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. We expect our Corporate Secretary, Kirsten Daru, to tabulate the proxies and act as inspector of the election. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Our directors, officers and employees may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Deadline for Receipt of Stockholder Proposals or Director Nominations for 2027 Annual Meeting

As a stockholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals by our stockholders intended to be presented for consideration at our 2027 Annual Meeting must be received by us no later than December 17, 2026, in order that they may be included in

2026 PROXY STATEMENT	3

the proxy statement and form of proxy related to that meeting. The submission of the stockholder proposal does not guarantee that it will be included in our 2027 proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to specified matters, including stockholder proposals and director nominations, which are proposed to be properly brought before an annual meeting of stockholders. To be timely, a stockholder’s notice shall be delivered by January 28, 2027 in connection with our 2027 Annual Meeting. In the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder must be received not later than the 10th business day following the day notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first.

In 2016, we amended our amended and restated bylaws to permit a stockholder, or group of up to 50 stockholders, owning continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, to nominate and include in our proxy statement director nominees constituting up to the greater of two directors or 20% of the total number of directors then serving on our Board of Directors, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in our amended and restated bylaws. Notice of such “proxy access” director nominees for our 2027 Annual Meeting must be received no earlier than November 17, 2026 and no later than December 17, 2026.

In addition to satisfying the deadlines in the "advance notice" provisions of our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than NETGEAR’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

A stockholder’s notice shall include the information required by our amended and restated bylaws. A copy of the full text of our amended and restated bylaws is available in the investor relations section of our website at www.netgear.com. Proposals or nominations should be sent to our Corporate Secretary, c/o NETGEAR, Inc., 3553 North First Street, San Jose, California 95134.

Voting Results

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Stockholder Communications to Directors

Stockholders may communicate directly with any of our directors by writing to them c/o NETGEAR, Inc., 3553 North First Street, San Jose, California 95134. Unless the communication is marked “confidential,” our Corporate Secretary will monitor these communications and provide appropriate summaries of all received messages to the Chairperson of our Nominating and Corporate Governance Committee. Any stockholder communication marked “confidential” will be logged as “received” but will not be reviewed by the Corporate Secretary. Such confidential correspondence will be immediately forwarded to the Chairperson of the Nominating and Corporate Governance Committee for appropriate action. Where the nature of a communication concerns questionable accounting or auditing matters, such communication will be directed to the Audit Committee and our Corporate Secretary will log the date of receipt of the communication as well as (for non-confidential communications) the identity of the correspondent in the Company’s records.

4	2026 PROXY STATEMENT

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

NETGEAR’s Board of Directors currently consists of seven (7) directors. Bradley L. Maiorino will not stand for re-election to the Board at the Annual Meeting. The six (6) nominees for election at the Annual Meeting are Charles (CJ) Prober, Sarah S. Butterfass, Laura J. Durr, Shravan K. Goli, Laura C. Orvidas, and Janice M. Roberts. All nominees currently serve as directors on our Board and were elected by you at our annual meeting of stockholders in 2025. If elected, they will each serve as a director until the annual meeting of stockholders in 2027, or until their respective successors are elected and qualified or until their earlier resignation or removal. Effective as of the date of the Annual Meeting, the size of the Board will be six (6) directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of all of the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.

Information Concerning the Nominees and Incumbent Directors

The names of the nominees and certain biographical information about them as of March 30, 2026 are set forth below. In the table below, "C" indicates Chair of the applicable committee and "X" indicates Member of the applicable committee.

						Committee Memberships
Director/Nominee	Age	Director Since	Principal Occupation	Other Public Com- pany Boards	Inde- pen- dent	Audit	Com- pensa- tion	Cyber- secur- ity	Nomin- ating and Corp- orate Govern- ance

Charles (CJ) Prober	54	2024	Chief Executive Officer	1

Sarah S. Butterfass	48	2020	Director/Nominee	0	Yes	X		X

Laura J. Durr	65	2020	Director/Nominee	2	Yes	C			X

Shravan K. Goli	55	2021	Chief Executive Officer at Colibri Group	0	Yes		X		C

Laura C. Orvidas	52	2024	Chief Executive Officer of onXmaps	0	Yes		X	X

Janice M. Roberts	70	2019	Director/Nominee	1	Yes		C		X

Board Skills Matrix

A key objective of the Company is to maintain a Board with a diverse range of expertise, skills, and experience in areas that are relevant to our business and the Board's evolving needs. Each Board Member brings unique strategic insights and perspectives across increasingly complex disciplines companies in our industry need to thrive in today's competitive marketplace.

In addition to the details provided in Director Bios below, the following table summarizes the key qualifications, attributes, skills, and experiences most relevant to the decision to nominate candidates to serve on our Board of Directors. The fact that a specific area of focus or experience is not designated does not mean the Director nominee does not possess that attribute or expertise. Rather, the attributes or

2026 PROXY STATEMENT	5

experiences noted below are those reviewed by the Nominating and Corporate Governance Committee and our Board of Directors in making nomination decisions and as part of the Board succession planning process.

	Prober	Butterfass	Durr	Goli	Orvidas	Roberts
Leadership Experience in senior leadership positions to analyze, advise and oversee management in decision making, operations and policies	✓	✓	✓	✓	✓	✓
Relevant Industry Expertise Hardware and/or software sales, development, manufacturing and general insight into the industry and risks we face	✓	✓	✓	✓	✓	✓
Financial and Accounting Knowledge and Expertise Knowledge of financial markets, financing and accounting and financial reporting processes	✓	✓	✓	✓		✓
Cybersecurity/Information Security/Privacy Experience in overseeing and/or managing cybersecurity, privacy, information security and related risks	✓		✓		✓
Sales, Marketing and Brand Management Sales, marketing and brand management experience to provide guidance to grow sales and enhance our brand	✓	✓		✓	✓	✓
Global/International Business Experience and Knowledge Experience and knowledge of global operations, business conditions and culture to advise and oversee our global business	✓	✓	✓	✓		✓

Governance, Risk Oversight and Compliance

Experience in public company corporate governance and responsibility, risk oversight and management, compliance, policy and creating long term sustainable value vis a vis the same

	✓	✓	✓	✓		✓
Emerging Technologies and Business Models Experience identifying, developing and adopting emerging technologies such as AI as well as innovative and potentially disruptive business models	✓	✓		✓	✓	✓
Human Capital Management Experience attracting and retaining top talent to advise and oversee our people and compensation policies	✓	✓		✓	✓	✓
Public Company Board Experience Experience navigating the dynamics and operation of a public company and the applicable legal and regulatory landscape	✓	✓	✓	✓		✓
Technology General experience in the technology space	✓	✓	✓	✓	✓	✓
Software and Services Business Experience Experience in matters related to selling, marketing and developing software and related services and business models related to the same	✓	✓	✓	✓		✓

6	2026 PROXY STATEMENT

Committees: • None	Charles (CJ) Prober
	Chief Executive Officer & Director Director since: 2024	Age: 54

Biography

Charles (CJ) Prober is Chief Executive Officer and a member of the board of directors of NETGEAR since January 2024. Prior to joining NETGEAR, Mr. Prober served as President of Life360, Inc. ("Life360"), a consumer software company, from January 2022 to July 2023. Mr. Prober continues to serve on the board of directors of Life360. Mr. Prober joined Life360 via the acquisition of Tile, Inc. ("Tile"), a software and consumer electronics company, in January 2022 and served as the Chief Executive Officer of Tile from September 2018 to January 2022. Mr. Prober also previously served as a member of Tile’s board of directors from February 2018 to January 2022, including as its Executive Chairman from February 2018 to September 2018. Before then, he served as the Chief Operating Officer of GoPro, Inc. from January 2017 to February 2018 and its Senior Vice President of Software and Services from June 2014 to December 2016. Prior thereto, Mr. Prober held executive leadership roles at Electronic Arts Inc. and Bioware/Pandemic (acquired by EA in 2008), and prior to his executive leadership roles, Mr. Prober was a consultant with McKinsey & Company and a corporate attorney with Wilson Sonsini

Goodrich & Rosati. Mr. Prober received his Bachelor of Commerce from the University of Manitoba and a Bachelor of Laws from McGill University.

Relevant Expertise

Mr. Prober brings significant experience to NETGEAR, having been a board member and executive of technology companies for over 20 years. He brings deep knowledge and experience across hardware, software, digital services and online subscription lines of business. He has a proven track record as a successful transformational leader, driving the creation and growth of successful transaction businesses at Electronic Arts, GoPro and Tile as well as driving a host of both buy and sell-side strategic transactions. Mr. Prober is also known as a strategic, operational leader who attracts top talent held to high standards of performance and accountable for results.

Other Public Company Boards

Life 360, Inc.

2026 PROXY STATEMENT	7

Board Chairperson Committees: • Audit • Compensation and Talent (Chair)	Janice M. Roberts
	Director & Board Chairperson Director since: 2019	Age: 70

Biography

Janice M. Roberts has served as one of our directors since February 2019. Ms. Roberts is an experienced global technology executive and venture capitalist based in Silicon Valley, where her board experience spans public, private, and nonprofit organizations. In addition to NETGEAR, Inc., Ms. Roberts currently serves on the board of Zebra Technologies, Inc., Totango Inc., and Uneeq Ltd. She is also a member of the Board of Trustees of the Good Samaritan Hospital (HCA Healthcare Inc.) in San Jose, CA. Most recently she served as director of Zynga Inc. until its acquisition by Take-Two Interactive Software, Inc., where she served as Lead Independent Director, Chair of Compensation Committee and Co-Chair of Strategic Committee. Other recent boards include serving as Director of RealNetworks, Inc. for almost 10 years, until 2020. Since April 2014, she has been a partner with Benhamou Global Ventures; an early stage investor in Enterprise 4.0 and AI companies. From 2000 to 2013, Ms. Roberts served as Managing Director of Mayfield Fund, investing in wireless, mobile, enterprise and consumer technology companies. From 1992 to 2000, Ms. Roberts was employed by 3Com Corporation (later acquired by Hewlett Packard Enterprise), where she held various executive positions, including Senior Vice President of Global Marketing and Business Development, President of 3Com Ventures and President of the Palm Computing Business Unit.

She also serves on the advisory boards of VividQ Ltd., Illuminate Ventures and GBx Global.org, a technology community of British and Bay Area-based entrepreneurs. Ms. Roberts was a Board Director and President of the Ronald McDonald House at Stanford from 2011 to 2017. Ms. Roberts holds a Bachelor of Commerce degree (Honours) from the University of Birmingham in the U.K.

Relevant Expertise

Ms. Roberts provides our Board with a valuable perspective based on her extensive executive, investing and board-level experience from technology companies in multiple product areas and sectors, including networking and telecommunications products, software, microprocessor technology, gaming and applications, spanning consumer, business and service provider markets. She has considerable board governance experience, having serviced in the positions of Chairperson, Lead Independent Director, Chair of Compensation and Strategy/M&A committees; and as a member of Audit, Compensation, Nominating and Governance, Strategy and Special Litigation committees. Ms. Roberts is an active member of the NACD and other board director groups and exchanges. She is passionate about regular stockholder engagement, deeply understanding evolving market expectations and best practices and meeting them proactively. She also has vast experience in executive compensation structures and philosophies, and champions pay-for-performance financial incentives for NETGEAR's operational leaders.

Other Public Company Boards

Zebra Technologies, Inc.

8	2026 PROXY STATEMENT

Committees: • Compensation and Talent • Nominating and Corporate Governance	Sarah S. Butterfass
	Director Director since: 2020	Age: 48

Biography

Sarah Butterfass joined the board in October of 2020. She most recently served as the Chief Product Officer (CPO) at FanDuel from 2020 to 2024. As CPO, Sarah led the product development organization in addition to the risk and trading organization and was responsible for delivering world-class experiences to FanDuel customers. Prior to FanDuel, Sarah served as Groupon’s Chief Product Officer. As Groupon’s top product development leader, Sarah oversaw the company’s global product organization in developing the future of the Groupon experience for consumers and businesses across all channels and all verticals. Prior to Groupon, Sarah served as E*TRADE’s Senior Vice President and Head of Customer Experience. While at E*TRADE, she also served as Senior Vice President of the company’s Trader Group and Chief Marketing Officer of OptionsHouse, an E*TRADE company. Prior to E*TRADE, Sarah was Vice President of Customer Loyalty at Orbitz and served in other senior product roles. Sarah has an M.B.A. from the Kellogg School of Management and a bachelor’s degree from Northwestern University.

Relevant Expertise

Ms. Butterfass brings deep knowledge and experience to our Board across multiple functions in both the consumer and enterprise space. As a former chief product officer leading edge technology companies and as a prior senior executive and chief marketing officer at other leading technology and e-commerce companies, Ms. Butterfass compliments the diverse skills and experience of our Board by providing targeted, strategic insight into product, marketing, subscription services and software development, as well as operational, executive management and governance excellence.

Other Public Company Boards

None

2026 PROXY STATEMENT	9

Committees: • Audit (Chair) • Cybersecurity	Laura J. Durr
	Director Director since: 2020	Age: 65

Biography

Laura J. Durr has served as one of our directors since January 2020. Ms. Durr served as the Executive Vice President and Chief Financial Officer of Polycom, Inc. from May 2014 until its acquisition by Plantronics Inc. in July 2018. Prior to becoming Chief Financial Officer, Ms. Durr held various finance leadership roles at Polycom between 2004 and 2014, including Senior Vice President-Worldwide Finance, Chief Accounting Officer and Worldwide Controller. Prior to joining Polycom, Ms. Durr held executive positions in finance and administration at Lucent Technologies and International Network Services and also spent six years at Price Waterhouse LLP. Ms. Durr also serves on the board of directors of Xperi Inc. (public) and Owlet, Inc. (public). Ms. Durr was a certified public accountant and holds a B.S. in Accounting from San Jose State University.

Relevant Expertise

Ms. Durr provides valuable operational, cybersecurity and strategic insight, given her background in leadership and board roles in Silicon Valley technology companies. Her deep knowledge and expertise in finance, accounting, governance, risk management and strategic transactions compliments the diverse skill sets and experience of our Board, having held operational roles across all finance functions at leading public technology companies, a key driver of strategic transactions and corporate initiatives as well as a board member in both the private and public sectors.

Other Public Company Boards

Xperi Inc.

Owlet, Inc.

Committees: • Nominating & Governance Committee (Chair) • Compensation and Talent Committee	Shravan K. Goli
	Director Director since: 2021	Age: 55

Biography

Shravan K. Goli has been one of our directors since October 2021 and is currently the Chief Executive Officer at Colibri Group -- a professional education company that serves millions of individuals and business customers through over 40 leading brands, offering flexible, online, and in-person learning solutions to licensed professionals. Mr. Goli has a track record of success in championing and driving adoption of AI in the workplace, unleashing its full potential to not only drive leading competitiveness in the market, but also efficiency and excellence across all business functions. Prior to Colibri, he held several leadership roles at Coursera where he expanded global learning access for millions, led growth in consumer and enterprise markets, and played a key role in the company's successful IPO. At DHI Group Inc. where he initially served as President of Dice.com, a tech job marketplace, he successfully led the growth strategy and operations. From December 2009 to March 2013, Mr. Goli served as President and Chief Executive Officer of Dictionary.com where he sparked impressive growth through product innovation. Before that, Mr. Goli was GM at Yahoo!. Earlier, he worked at Microsoft where he led the launch of several MSN services at MSN.com and subsequently held roles in the home and entertainment division. In addition, he was a co-founder of Corners.In, a content-centric social networking service. Mr. Goli holds a M.B.A. from the University of Washington and a M.S. in computer science from the University of Maryland.

Relevant Expertise

As the CEO of Colibri Group, and the former chief operating officer, chief product officer and head of consumer revenue of a public company and prior senior executive at other relevant technology companies, Mr. Goli provides the Company with strategic insight into technology, subscription services, operations excellence and governance. Mr. Goli's deep experience and passion for AI adoption and innovation, as well as the competitive advantages and cost-efficiencies it brings to bear across both consumer and enterprise businesses, bring unique perspective and value to the Company in a manner that compliments the Board's overall skills and overall comprehensive strategic value

Other Public Company Boards

None

10	2026 PROXY STATEMENT

Committees: • Compensation and Talent • Cybersecurity	Laura C. Orvidas
	Director Director since: 2024	Age: 52

Biography

Laura Orvidas has served as one of our directors since July 2024. She is the Chief Executive Officer of onXmaps, a leading consumer subscription company that helps inform, inspire, and empower outdoor enthusiasts while expanding access and promoting stewardship opportunities. Prior to onX, Laura spent almost 18 years at Amazon.com in various positions before assuming the role of Vice President across consumer electronics, and Amazon Basics private label. Before Amazon, Laura worked for The Parthenon Group (since acquired by Ernst & Young), a strategy consulting firm. Laura served as an Independent Director for Tile for three years and services on the Executive Board of Directors and the Finance Committee of two non-profits, Theodore Roosevelt Conservation Partnership and Yellowstone Forever. She earned her degree in Biology from Illinois Wesleyan University.

Relevant Expertise

Ms. Orvidas has deep institutional insight and experience with Amazon, one of the world's largest online retailers, which also serves as one of NETGEAR's important sales platforms. Ms. Orvidas' background in online consumer electronics sales, proven track record of success in developing and launching online and mobile subscription offerings, coupled with her experience as the CEO of a popular consumer software subscription company gives her unique strategic and operational insight across the Company's suite of business functions.

Other Public Company Boards

None

Board of Directors’ Recommendation

Our Board of Directors has unanimously approved each of the director nominees listed above and recommends that stockholders vote “FOR” the election of these nominees.

2026 PROXY STATEMENT	11

Board and Committee Meetings

Our Board of Directors held a total of eight meetings during 2025. In addition, we strongly encourage the attendance of members of our Board of Directors at the Annual Meeting. All of our directors attended the 2025 Annual Meeting of Stockholders.

There are no family relationships between any director or executive officer. Our Board of Directors has standing Audit, Compensation and Talent, Cybersecurity, and Nominating and Corporate Governance Committees. Other than Mr. Prober, each member of our Board of Directors meets the applicable independence standards and rules of both the Nasdaq Stock Market and the Securities and Exchange Commission.

In 2025, all of our directors attended at least 95% of the meetings of our Board of Directors and any applicable committee on which they served while they were members of our Board of Directors or the applicable committee.

12	2026 PROXY STATEMENT

Committee	Year of Inception	Members at the End of 2025	Key Committee Functions	Meetings Held in 2025
Audit Committee	2000	Laura J. Durr (Chair) Bradley L. Maiorino Sarah S. Butterfass(1)
•
Evaluates the adequacy and effectiveness of internal controls over financial reporting, including our disclosure controls and procedures
•
Appoints independent registered public accounting firm
•
Reviews annual audit plan of the independent auditor, the results of the independent audit, and the report and recommendations of the independent auditor
•
Reviews quarterly financial results, earnings releases, and financial statements in connection with filing the Company’s reports on forms 10-K and 10-Q with the Securities Exchange Commission
•
Reviews and determines the scope, roles and responsibilities of the internal audit function
•
Reviews the Company's investment philosophy and policies
•
Reviews code of business ethics and conflict of interest policy and related certifications
•
Oversees related party transactions policy
				8
Compensation and Talent Committee	2000	Janice M. Roberts (Chair) Shravan K. Goli Laura C. Orvidas	• Administers our equity plans • Reviews and approves compensation of directors and officers, and makes recommendations to the Board with respect thereto • Review strategies with respect to talent acquisition, management and development, including succession planning for non-CEO executives • Reviews and recommends general policies relating to compensation and benefits with the input of an independent compensation consultant • Supports the development of a competitive and effective compensation philosophy which aligns incentives with stockholder interests	7
Nominating and Corporate Governance Committee	2004	Shravan K. Goli (Chair)(2) Laura J. Durr(3) Janice M. Roberts(4)	• Recommends nomination of Board members • Assists with CEO succession planning • Oversees and evaluates Board performance • Evaluates composition, organization and governance of the Board and its committees • Oversees corporate responsibility governance matters • Oversees policies, procedures and governance practices relating to artificial intelligence • Oversees crisis management preparedness	4

2026 PROXY STATEMENT	13

Committee	Year of Inception	Members at the End of 2025	Key Committee Functions	Meetings Held in 2025
Cybersecurity Committee	2017	Bradley L. Maiorino (Chair) Laura C. Orvidas Sarah S. Butterfass(1)	• Oversees IT systems policies and procedures, including enterprise cybersecurity and privacy • Oversees incident response policies and procedures • Reviews disaster recovery capabilities • Oversees management of risks related to IT systems and processes and any internal audits thereof as well as management of risks related to security of products and services • Oversees IT budgetary priorities	4

(1)
In July 2025, Sarah S. Butterfass was appointed as a member of the Audit Committee and Cybersecurity Committee.
(2)
In July 2025, Shravan K. Goli was appointed as the chair of the Nominating and Corporate Governance Committee.
(3)
In July 2025, Laura J. Durr was appointed as a member of the Nominating and Corporate Governance Committee.
(4)
In July 2025, Janice M. Roberts was appointed as a member of the Nominating and Corporate Governance Committee.

14	2026 PROXY STATEMENT

Audit Committee

Our Board of Directors first adopted a written charter for the Audit Committee in August 2000. A copy of our current amended and restated Audit Committee charter is available in the investor relations section of our website, which is located at https://investor.netgear.com/governance/committee-composition/, by clicking on “Audit”. Our Board of Directors has determined that Ms. Durr is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. No member of the Audit Committee is an employee of NETGEAR. Our Board of Directors has determined that the Audit Committee consists of the number of independent directors as required under the rules of Nasdaq Stock Market, the Securities Exchange and Commission, and applicable law. Ms. Durr currently serves as Chair of our Audit Committee.

Compensation and Talent Committee

Our Board of Directors first adopted a written charter for the Compensation and Talent Committee in August 2000. A copy of our current amended and restated Compensation and Talent Committee charter is available in the investor relations section of our website, which is located at https://investor.netgear.com/governance/committee-composition/, by clicking on “Compensation and Talent”. Our Board of Directors has determined that all members of the Compensation and Talent Committee meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the 1934 Act and the independence standards of the applicable Nasdaq Marketplace Rules. The Compensation and Talent Committee may form and delegate authority to subcommittees (consisting solely of Compensation and Talent Committee members) when appropriate. Ms. Roberts currently serves as Chair of our Compensation and Talent Committee.

Nominating and Corporate Governance Committee

Our Board of Directors formed a Nominating and Corporate Governance Committee and adopted its written charter in April 2004. A copy of our current amended and restated Nominating and Corporate Governance Committee charter is available in the investor relations section of our website, which is located at https://investor.netgear.com/governance/committee-composition/, by clicking on “Nominating and Corporate Governance”. No member of the Nominating and Corporate Governance Committee is an employee of NETGEAR. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is deemed an independent director as defined in the rules of Nasdaq Stock Market. Mr. Goli currently serves as Chair of our Nominating and Corporate Governance Committee.

Cybersecurity Committee

Our Board of Directors formed a Cybersecurity Committee in June 2017 and adopted its written charter in August 2017. A copy of our current amended and restated Cybersecurity Committee charter is available in the investor relations section, which is located at https://investor.netgear.com/governance/committee-composition/, by clicking on “Cybersecurity”. No member of the Cybersecurity Committee is an employee of NETGEAR. Mr. Maiorino currently serves as Chair of our Cybersecurity Committee.

Policy for Director Recommendations and Nominations

The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by members of our Board of Directors, management and stockholders. It is the policy of the Nominating and Corporate Governance Committee to consider recommendations for candidates to our Board of Directors from stockholders who have provided the following written information: the candidate’s name; home and business contact information; detailed biographical data and qualifications; information regarding any relationships between the candidate and NETGEAR within the last three years; and evidence of the nominating person’s ownership or beneficial ownership of NETGEAR stock and amount of stock holdings. The Nominating and Corporate Governance Committee will consider persons recommended by our stockholders in the same manner as a nominee recommended by our Board of Directors, individual Board members or management.

In addition, a stockholder may nominate a person directly for election to our Board of Directors at an annual meeting of our stockholders provided they meet the requirements set forth in our amended and restated bylaws and the rules and regulations of the Securities and Exchange Commission related to stockholder proposals. The process for properly submitting a stockholder proposal, including a proposal to nominate a person for election to our Board of Directors at an annual meeting (either for inclusion in our proxy statement via “proxy access” or not for inclusion in our proxy statement), is described above in the section entitled “General Information—Deadline for Receipt of Stockholder Proposals or Director Nominations for 2027 Annual Meeting.”

2026 PROXY STATEMENT	15

Where the Nominating and Corporate Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating and Corporate Governance Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board of Directors or management. In its evaluation of director candidates, including the members of our Board of Directors eligible for re-election, the Nominating and Corporate Governance Committee considers, among other factors:

•
the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board of Directors; and
•
such factors as judgment, independence, character and integrity, area of expertise, experience, length of service, and actual or potential conflicts of interest.

It is a key objective of the Company to maintain a Board with a diverse range of expertise, skills, and experiences in areas that are relevant to our business and the Board's evolving needs. Each Board Member brings unique perspectives and strategic insights given their diverse professional backgrounds and experience across increasingly complex disciplines necessary to thrive in today's marketplace.

In connection with its evaluation, the Nominating and Corporate Governance Committee determines whether it will interview potential nominees. After completing the evaluation and review, the Nominating and Corporate Governance Committee may nominate the nominee(s) for election to our Board of Directors.

16	2026 PROXY STATEMENT

Corporate Governance Policies and Practices

We maintain a corporate governance page in the investor relations section of our website at www.netgear.com. This website includes, among other items, profiles of all of our directors and officers, charters of each committee of the Board of Directors, our corporate governance guidelines, our code of ethics, the information regarding our whistleblower policy, and our director and officer stock ownership guidelines.

Our policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•
A majority of the members of the Board are independent directors, as defined by the Nasdaq Marketplace rules. Independent directors do not receive consulting, legal or other fees from us other than standard Board and Committee compensation.
•
Our Board of Directors is led by Ms. Roberts, an independent Chair.
•
The independent directors of the Board meet regularly without the presence of management.
•
The Board of Directors has adopted a code of ethics that is applicable to all of our employees, officers and directors. This code is intended to deter wrongdoing and promote ethical conduct. Directors, officers and employees are required to complete annual surveys relating to their knowledge of any violation of legal requirements or the code of ethics, including any violations of our anti-corruption compliance policy. We will post any amendments to, or waivers from, our code of ethics on our website at www.netgear.com.
•
Directors stand for re-election every year. Pursuant to our Bylaws and our Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “against” his or her election than votes “for” such election shall submit his or her offer of resignation for consideration by our Nominating and Corporate Governance Committee and our Board of Directors.
•
The Audit, Compensation and Talent, Cybersecurity, and Nominating and Corporate Governance Committees each consist entirely of independent directors.
•
The charters of the Board of Directors committees clearly establish their respective roles and responsibilities. Notably, in the course of the committee charter review process in 2025, AI adoption and innovation oversight was added as an explicit responsibility of the Company's Nominating & Corporate Governance Committee given its strategic importance in today's competitive marketplace.
•
At least annually, the Board of Directors reviews our business initiatives, capital projects and budget matters.
•
The Audit Committee reviews and approves all related party transactions.
•
The Board of Directors has implemented a process of periodic self-evaluation of the Board of Directors and its Committees, conducted by an independent third-party consultant.
•
As part of our Whistleblower Policy, we have made a “whistleblower” hotline available to anyone, including all employees, for anonymous reporting of financial or other concerns. The Audit Committee receives directly, without management participation, all hotline activity reports, including complaints on accounting, internal controls or auditing matters.
•
Directors are encouraged to attend our Annual Meeting. While their attendance was not required, all of our then-serving directors attended the 2025 Annual Meeting of Stockholders.
•
Directors and officers are encouraged to hold and own common stock of the Company to further align their interests and actions with the interest of our stockholders, pursuant to our director and officer stock ownership guidelines.
•
Under our insider trading policy, directors and employees, including our executive officers, are prohibited from hedging or pledging of the Company’s securities and from investing in derivatives of the Company’s securities.

Corporate Responsibility

General oversight of the Company's Corporate Responsibility initiatives is the responsibility of the Nominating and Corporate Governance Committee. The other committees, as well as the Board of Directors, oversee Corporate Responsibility topics related to their respective areas of responsibility. Below are some highlights of our Company’s Corporate Responsibility initiatives:

2026 PROXY STATEMENT	17

Professional Integrity

Our culture of integrity is one of our most important core values, codified in our Code of Business Ethics and our Anti-Corruption Compliance Policy. We also hold our manufacturing partners and other suppliers to similarly high standards, reflected in our Supplier Code of Conduct. These values are fundamental to how we conduct our business globally.

Supply Chain

We promote equitable, humane treatment within our business and that of our partners. We work with our employees and suppliers closely to resolve any concerns regarding recruitment, working hours, compensation, discrimination, and freedom of association, ensuring a respectful working environment internally and externally. Additionally, NETGEAR maintains a zero-tolerance policy for forced labor and human trafficking. We believe that the best way to manage our supply chain is to work with the cooperation of suppliers through the establishment of clear expectations and protocols. We engage third-party auditors to conduct onsite supplier audits and generate corrective action plans should any exceptions be found. We review all audit findings with the factory’s senior management team. We verify that any specific violations found are remedied within a reasonable period of time.

We adhere to conflict minerals regulations in line with our annual conflict minerals statement.

Data Privacy and Product Security

NETGEAR’s mission is to unleash the full potential of connectivity with intelligent solutions that delight and protect. To achieve this mission, we strive to earn and maintain the trust of our customers by delivering products that help protect the privacy and security of our customers’ data.

We appreciate having security concerns brought to our attention and are constantly monitoring our products to get in front of the latest threats. Being proactive rather than re-active to emerging security issues is a fundamental belief at NETGEAR. NETGEAR strives to keep up to date on the latest security developments by working with security researchers and companies and adopting the AI-powered, including agentic, security tools to fuel and optimize our cyber security framework and operations.

Sustainability

Innovation continues to be the engine of our growth, transformation and reduction of operating expenses. In 2025, NETGEAR developed an approach to corporate environmental responsibility that centers around innovation and adoption of technological and other advancements that enhance operational efficiencies, minimize ongoing operational expenses, while also advancing sustainability. In line with that approach, we have successfully adopted renewable and energy-efficient solutions in our global facilities, incorporated recycled materials in our products and packaging, utilizing shared building design features in our European headquarters in Cork, Ireland and more. Through these investments in innovation, business optimization and long-term reduction in operating expenses, we not only have maintained compliance with applicable laws and regulations, but also neutralized 100% of our direct carbon emissions as reflected in our November 2025 CSR report. We remain committed to assessing, adopting and developing innovations that will further our business transformation, optimize our operations, reduce ongoing operating expenses that, in parallel, ensure compliance with our obligations as they relate to corporate responsibility.

Related Party Transactions

Review, approval or ratification of transactions with related parties

We, or one of our subsidiaries, may occasionally enter into transactions with certain “related parties.” Related parties include our executive officers, directors, nominees for directors, or 5% or more beneficial owners of our common stock and immediate family members of these persons. We refer to transactions in which the related party has a direct or indirect material interest as “related party transactions.” Each related party transaction must be reviewed and approved by the Audit Committee of the Board of Directors prior to the entering into of such transaction.

The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

•
the extent of the related party’s interest in the related party transaction;
•
the aggregate value of the related party transaction;
•
the benefit to the Company; and

18	2026 PROXY STATEMENT

•
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

2025 Related Party Transactions

We have determined that there were no related party transactions to disclose in 2025.

Indemnification

We have entered into indemnity agreements with our executive officers and directors which provide, among other things, that we will indemnify such executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, executive officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our Bylaws. We intend to execute similar agreements with our future executive officers and directors.

Stockholder Engagement

We believe that effective corporate governance should include regular, constructive conversations with our stockholders. We value our stockholders’ continued interest and feedback, and we are committed to maintaining an active dialogue to ensure that we understand our stockholders’ priorities and concerns, particularly with respect to our executive compensation practices and corporate governance policies. We endeavor to be accessible to our stockholders to address questions and concerns as they arise, as well as to proactively conduct outreach efforts. The Company regularly engages in substantial communications and numerous meetings with many of its significant stockholders to discuss the Company’s business strategy, its corporate governance and related efforts. We take feedback seriously, and took meaningful action to fuel the Company's short and long-term success in a manner consistent with the valuable insights and feedback our stockholders shared.

Examples of recent and past outcomes of these stockholder engagement efforts include:

•
In 2025, we materially strengthened the pay-for-performance elements of our executive compensation program to drive short and long term business performance consistent with stockholder expectations. These changes are detailed in the Compensation Discussion & Analysis section herein.
•
In 2020, the Company initially introduced the use of performance stock units (PSUs) as an element of the Company's pay-for-performance executive compensation program to fuel performance, informed by stockholder insights.
•
In 2018, our Board decided to pro-actively adopt amendments to our Bylaws and our corporate governance guidelines to implement a more robust majority voting policy for uncontested director elections;
•
Our Board pro-actively proposed amendments to our Certificate of Incorporation and Bylaws at our 2017 Annual Meeting to allow stockholders to request special stockholder meetings in certain circumstances;
•
Our Board’s pro-actively adopted amendments to our Bylaws in 2016 to implement proxy access, following input from a number of our large institutional stockholders; and
•
Our Board pro-actively proposed amendments to our Certificate of Incorporation and Bylaws at our 2015 Annual Meeting to eliminate supermajority stockholder vote requirements and replace them with majority vote requirements.

The results of our annual say-on-pay advisory votes have historically demonstrated consistent and significant support for our approach to executive compensation. However, as described further under Compensation Discussion and Analysis below, when our stockholders signal concern in our approach to executive compensation, we seek to understand why and take action that furthers the Company's short and long term success in a manner consistent with stockholder feedback gleaned. We also consistently receive positive feedback from institutional stockholders regarding our corporate governance policies and practices which is similarly valuable in assessing the overall health and robustness of our governance program which the Company regards as critically important. We are committed to continue proactively seeking feedback from our stockholders, both positive and constructive, and to taking it into account when making important decisions.

2026 PROXY STATEMENT	19

Board Leadership Structure

Our Corporate Governance Guidelines provide that our Board of Directors may select its Chief Executive Officer and Chair in a manner that it determines to be in the best interest of its stockholders. Our Nominating and Corporate Governance Committee periodically considers the leadership structure of our Board of Directors and makes such recommendations to our Board of Directors as our Nominating and Corporate Governance Committee deems appropriate.

At this time, our Board of Directors is led by Ms. Roberts, an independent, non-executive Chair. Our Board of Directors believes that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, our Board of Directors believes that having an independent Chair further facilitates an environment that is conducive to objective evaluation and oversight of management’s performance and assessment of whether management’s actions are in the best interests of the Company and its stockholders. As a result, our Board of Directors believes that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

Our Chair, Ms. Roberts, has the responsibility of presiding at all executive sessions of the Board of Directors, consulting with the Chief Executive Officer on Board and committee meeting agendas, presiding over any portions of Board of Directors meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed, presiding over any portions of Board of Directors meetings at which the performance of the Board of Directors is presented or discussed, acting as a liaison between management and the non-management directors, including maintaining frequent contact with the Chief Executive Officer and advising him or her on the efficiency of the Board of Directors meetings, and facilitating teamwork and communication between the non-management directors and management.

Risk Management

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks related thereto. The Company’s Compensation and Talent Committee is generally responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. The Cybersecurity Committee oversees the Company’s management of risks associated with enterprise cybersecurity and related matters. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks. In addition, the Company has a Risk Committee that reports to the Board of Directors at least annually regarding its findings on enterprise risk and the Company’s management of this risk. The Risk Committee is led by the Company’s internal audit team and is composed of department heads and leaders across the Company. The Risk Committee meets on a regular basis and reviews enterprise risk across the Company’s various functional groups.

Succession Planning

The Board of Directors oversees succession planning for senior management positions to ensure continuity of leadership and the long-term success of the Company. In 2025, the Board's succession planning was transformation-driven and resulted in successful transitions of senior leaders to support the Company's next phase of growth and success under Mr. Prober's leadership. Now that the Company's transformative leaders are in place, the Board is now focused on the next phase of succession planning including the ongoing evaluation of potential successors for key leadership roles to ensure leadership continuity and long-term success. Consistent with this next stage, the Nominating & Governance Committee is now explicitly charged with conducting an annual review on CEO succession planning and reporting its findings and recommendations to the Board. The Compensation & Talent Committee is charged with evaluating potential successors to non-CEO executive management positions as appropriate and reporting its findings and recommendations to the Board.

20	2026 PROXY STATEMENT

Director Compensation

The Compensation and Talent Committee determines and approves non-employee director compensation. On May 29, 2025, in consultation with Frederick W. Cook & Co., Inc., ("FW Cook") an independent third-party compensation consulting firm, we amended our director compensation guidelines to provide for an annual cash retainer of $60,000 for service as the independent Chair of the Board. Under our director compensation guidelines in effect as of May 29, 2025, each non-employee director will receive the following compensation for service on our Board.

Annual Cash Retainers

Each non-employee member of the Board of Directors receives a $50,000 annual retainer. Each non-employee member of the Board of Directors will receive an additional annual retainer for their service as the independent Chair of the Board of Directors, lead independent director of the Board of Directors, and as a member or chairperson of each Board of Directors committee to the extent applicable, as described below:

•
Independent Chair of the Board of Directors. The independent Chair of the Board of Directors receives an additional amount of $60,000.(1)
•
Lead Independent Director. The lead independent director receives an additional annual retainer of $30,000.
•
Audit Committee. Each member (including the chairperson) of the Audit Committee receives an annual retainer of $15,000, and the chairperson receives an additional annual retainer of $20,000.
•
Compensation and Talent Committee. Each member (including the chairperson) of the Compensation and Talent Committee receives an annual retainer of $10,000, and the chairperson receives an additional annual retainer of $10,000.
•
Cybersecurity Committee. Each member (including the chairperson) of the Cybersecurity Committee receives an annual retainer of $10,000, and the chairperson receives an additional annual retainer of $15,000.
•
Nominating and Corporate Governance Committee. Each member (including the chairperson) of the Nominating and Corporate Governance Committee receives an annual retainer of $10,000, and the chairperson receives an additional annual retainer of $7,000.

(1) Until May 2025, the Company's Board Compensation Guidelines entitled the Lead Independent Director of the Board to $30,000 annual cash retainer, but was silent on retainer entitlement for Independent Chair of the Board. After the Board addressed this inadvertent omission upon approving updated Board Compensation Guidelines on May 29, 2025, the Board approved a one-time true-up payment of $40,000 to recognize the services of the Company’s prior Independent Chair of the Board of Directors who had been compensated in accordance with a Lead Independent Director, despite the materially expanded scope of work undertaken successfully as Chair.

All retainers are paid on a quarterly basis following the end of each quarter and are pro-rated, as needed, for partial service during such period.

Equity Compensation

Annual RSU Grant. On an annual basis, each non-employee director is eligible to receive an annual grant of a number of restricted common stock units equal to $200,000 divided by the Nasdaq Stock Market closing price of the Company’s common stock on the date of the annual stockholder meeting (rounded down to the nearest whole share), which will become fully vested on the date of the following year’s annual stockholder meeting.

Initial RSU Grant. Upon joining the Board of Directors, each non-employee director is eligible to receive an initial grant of restricted common stock units, in an amount equal to the value of the annual $200,000 grant pro-rated based on the length of services provided from appointment/election to the Board of Directors until the following annual stockholder meeting. The restricted stock units ("RSUs") will become fully vested on the date of the following year’s annual stockholder meeting.

Continuing Education

In order to encourage continuing director education, the Company also has established a budget for external director education of $7,000 over a two-year period for each director. Directors serving on multiple boards are encouraged to obtain pro-rata reimbursement of their director education expenses from each corporation that they serve. Biennially, the Company arranges a specific continuing education session for the Board of Directors, as a whole, to attend in connection with one of its regularly scheduled meetings.

2026 PROXY STATEMENT	21

Travel Expenses

The Company’s non-employee directors are entitled to reimbursement for travel (first-class domestic and business-class international airfare) and other related expenses incurred in connection with their attendance at meetings of the Board of Directors and Board of Directors committees.

Fiscal Year 2025 Director Compensation

The following Director Compensation Table sets forth certain information regarding the compensation of our non-employee directors for the 2025 fiscal year.

Name	Fees Earned In Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)	Total ($)

Sarah S. Butterfass	72,500	199,990	—	272,490
Laura J. Durr	95,000	199,990	—	294,990
Shravan K. Goli	73,500	199,990	—	273,490
Bradley L. Maiorino	90,000	199,990	—	289,990
Laura C. Orvidas	70,000	199,990	—	269,990
Janice M. Roberts	112,500	199,990	—	312,490
Thomas H. Waechter(4)	86,000	—	—	86,000

(1)
The amounts included in the “Stock Awards” column represent the full grant date value of non-option stock awards (restricted stock units) granted in 2025 calculated utilizing the provisions of the authoritative guidance for stock compensation without regard to vesting. For a discussion of the valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. As of December 31, 2025, each Director (except for Mr. Waechter) had the 6,761 NETGEAR restricted stock units outstanding, respectively.
(2)
There were no stock option awards made to the Directors in 2025. As of December 31, 2025, none of the Directors had options outstanding.
(3)
On May 29, 2025, each of the then-serving directors was issued 6,761 restricted stock units, which vest entirely on the date of the 2026 Annual Meeting of Stockholders.
(4)
Mr. Waechter’s service as a member of our Board concluded at the 2025 annual meeting of stockholders and therefore was not eligible to receive the annual grant of 6,761 restricted stock units at the 2025 annual meeting of stockholders.

Director Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our directors and executive officers. The guidelines require our non-employee directors to own shares of NETGEAR common stock, equal in value to a minimum of 5 times the directors’ annual cash retainer, currently $250,000 (5 times $50,000). New directors have a five-year period in which to achieve the required compliance level. Shares owned directly by a director, held in trust for the benefit of the director or their family members, vested shares under any deferred compensation plan or arrangement, and all unvested restricted stock units are counted toward the guidelines. All of our directors were in compliance with the guidelines as of December 31, 2025.

Compensation and Talent Committee Interlocks and Insider Participation

As noted above, the Company’s Compensation and Talent Committee consists of Mr. Goli, Ms. Orvidas and Ms. Roberts. Our Compensation and Talent Committee is responsible for recommending to our Board of Directors salaries, incentives and other forms of compensation for officers and other employees. None of the members of the Compensation and Talent Committee is currently or has been at any time an officer or employee of NETGEAR or a subsidiary of NETGEAR. There were no interlocks or insider participation between any member of the Board of Directors or Compensation and Talent Committee and any member of the Board of Directors or Compensation and Talent Committee of another company.

22	2026 PROXY STATEMENT

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected PricewaterhouseCoopers LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2026 and, with the endorsement of our Board of Directors, recommends to stockholders that they ratify that appointment. PricewaterhouseCoopers LLP served in this capacity for the year ended December 31, 2025. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and be available to answer any appropriate questions.

Audit and Related Fees

The following table is a summary of the fees billed to us by PricewaterhouseCoopers LLP for professional services for the years ended December 31, 2024 and December 31, 2025:

Fee Category	2025 Fees	2024 Fees

Audit Fees	$2,569,391	$2,639,298

Tax Fees	411,131	686,219

All Other Fees	2,000	2,000

Total Fees	$2,982,522	$3,327,517

Audit Fees. Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting and review of our quarterly interim consolidated financial statements, as well as services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Tax Fees. Consists of fees billed for professional services including assistance regarding federal, state and international tax compliance and related services, as well as professional services for tax advice and tax planning.

All Other Fees. Consists of fees billed for use of an online accounting research tool and disclosure checklist tool provided by PricewaterhouseCoopers LLP.

Before selecting and prior to determining to continue its engagement for 2026 with PricewaterhouseCoopers LLP, the Audit Committee carefully considered PricewaterhouseCoopers LLP’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The Audit Committee pre-approves all audit and non-audit services provided by PricewaterhouseCoopers LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services provided by PricewaterhouseCoopers LLP described under “Tax Fees” and “All Other Fees” were pre-approved by the Audit Committee. The Audit Committee of our Board of Directors has determined that the provision of non-audit related services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

2026 PROXY STATEMENT	23

Board of Directors’ Recommendation

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our amended and restated bylaws or other applicable legal requirement. However, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our Audit Committee and Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

24	2026 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this Report of the Audit Committee of the Board of Directors is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than in NETGEAR’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee, which currently consists of Laura J. Durr (Chair), Bradley L. Maiorino, and Sarah S. Butterfass, evaluates audit performance, manages relations with our independent registered public accounting firm and evaluates policies and procedures relating to internal accounting functions and controls. Our Board of Directors first adopted a written charter for the Audit Committee in September 2000 and most recently amended it in October 2025, which details the responsibilities of the Audit Committee. This report relates to the activities undertaken by the Audit Committee in fulfilling such responsibilities.

The Audit Committee members are not professional auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee oversees NETGEAR’s financial reporting process on behalf of our Board of Directors. NETGEAR’s management has the primary responsibility for the financial statements and reporting process, including NETGEAR’s system of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2025. This review included a discussion of the quality and the acceptability of NETGEAR’s financial reporting and internal control over financial reporting, including the clarity of disclosures in the financial statements.

The Audit Committee also reviewed with NETGEAR’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of NETGEAR’s audited financial statements with U.S. generally accepted accounting principles (“GAAP”), their judgments as to the quality and the acceptability of NETGEAR’s financial reporting and such other matters required to be discussed with the Audit Committee under generally accepted auditing standards in the United States, including those described in Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted and as may be amended from time to time by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent registered public accounting firm such auditors’ independence from management and NETGEAR, including the matters in such written disclosures required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee further discussed with NETGEAR’s independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss any significant matters regarding internal control over financial reporting that have come to their attention during the audit, and to discuss the overall quality of NETGEAR’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors and our Board of Directors approved that the audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission on February 13, 2026.

Respectfully submitted by:

THE AUDIT COMMITTEE

LAURA J. DURR (CHAIR)

BRADLEY L. MAIORINO

SARAH S. BUTTERFASS

2026 PROXY STATEMENT	25

PROPOSAL THREE

APPROVAL OF NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

Executive compensation is an important matter for NETGEAR and our stockholders. At the 2023 Annual Meeting of stockholders, stockholders indicated their preference that the Company solicit a non-binding advisory vote on compensation of the Named Executive Officers, commonly referred to as a “say-on-pay vote,” every year. The Board of Directors has adopted a policy that is consistent with that preference. This proposal gives our stockholders the opportunity to cast an advisory vote to approve compensation to our Named Executive Officers set forth in the Summary Compensation Table.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Our executive compensation programs are driven by the Company's pay-for-performance compensation philosophy to fuel stockholder value by addressing a number of objectives, such as attracting and retaining highly qualified executive officers, rewarding individual contribution and accountability for results, loyalty, teamwork and integrity, and motivating our Named Executive Officers to achieve returns for our stockholders.

We take our say-on-pay vote seriously, and after receiving the results of the 2025 say-on-pay vote, we proactively engaged with stockholders to seek feedback. We listened and designed our 2025 executive compensation program to materially enhance its pay-for-performance elements to drive short and long-term business performance in a manner consistent with our stockholder expectations. As detailed herein, the various elements of our 2025 executive compensation program promote the Company's goal of ensuring that total compensation is tied directly to objective, pre-established business metrics in the interest of optimal business results and maximum value for NETGEAR stockholders.

We urge you to carefully read the Compensation Discussion and Analysis (“CD&A”) section of this proxy statement for additional information regarding our executive compensation, including our compensation philosophy and objectives, and the 2025 compensation of the Named Executive Officers.

We request stockholder approval of the compensation of our Named Executive Officers as disclosed pursuant to the requirements of Section 14A of the 1934 Act and the Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the CD&A, the compensation tables and the narrative disclosures that accompany the compensation tables). Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

Board of Directors’ Recommendation

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation and Talent Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. The Company intends to conduct an advisory vote to approve the Company’s executive compensation annually. The next such vote would be conducted at our 2027 Annual Meeting of Stockholders.

Our Board of Directors has unanimously approved this proposal and recommends that stockholders vote “FOR” the approval of the compensation of our Named Executive Officers.

26	2026 PROXY STATEMENT

Executive Officers

Charles (CJ) Prober
Biographical information for Mr. Prober is included above with the director biographies under the caption “Information Concerning the Nominees and Incumbent Directors.

Bryan D. Murray

Chief Financial Officer, Age: 51

Bryan D. Murray has served as our Chief Financial Officer since August 2018. He has been with NETGEAR since November 2001, serving in various management roles within the finance organization. Prior to assuming the role of CFO, he served as NETGEAR’s Vice President of Finance and Corporate Controller since June 2011. Before joining NETGEAR in 2001, he worked in public accounting at Deloitte and Touche LLP. He holds a B.A. from the University of California, Santa Barbara, and is licensed as a Certified Public Accountant (inactive).

Pramod Badjate

President and General Manager, NETGEAR for Business, Age: 56

Pramod Badjate has served as our President and General Manager of NETGEAR for Business since July 2024. Before joining NETGEAR, from December 2023 to June 2024, he was an EIR (Entrepreneur in Residence) at Storm Ventures, a venture capital firm. From October 2021 to December 2023, he was the Group Vice President and General Manager for the Cognitive Campus business at Arista Networks, a computer networking company. Prior to that, Mr. Badjate served in various engineering and business roles at Ruckus Networks, a networking equipment and software company, from October 2013 to October 2021. Earlier in his career, Pramod held senior engineering roles at Cisco, a leader in enterprise WiFi. He holds a bachelor's degree in engineering from the National Institute of Technology, Karnataka, and a master's in computer science and an MBA from Arizona State University.

2026 PROXY STATEMENT	27

Jonathan Oakes

Senior Vice President, Home Networking, Age: 53

Jonathan Oakes has served as our Senior Vice President of Home Networking since June 2025. Before joining NETGEAR, Mr. Oakes was a Senior Vice President Product Management at Axon Enterprise, Inc., a technology company focused on public safety, from January 2025 to June 2025. From November 2016 to June 2024, Mr. Oakes was with Fitbit, Inc., which was acquired by Google LLC in January 2021, and served in various leadership roles, including Vice President of Product management and UX. Prior to that, Mr. Oakes held product leadership roles at Amazon.com, Inc. Mr. Oakes holds a B.A. from Skidmore College and an M.B.A. from Harvard Business School.

28	2026 PROXY STATEMENT

LETTER FROM OUR COMPENSATION AND TALENT COMMITTEE CHAIR

Dear Fellow Stockholders:

Thank you for your ongoing support of NETGEAR.

In 2025 we continued to make significant progress with NETGEAR’s multi-year transformation with the leadership of our CEO, CJ Prober. We were pleased to be able to discuss our progress and plans with you throughout the year and during our Investor Day in November where you were able to meet our senior team. In addition, we were able to hold additional meetings with many of you to specifically discuss our Compensation and Talent strategy. We value this ongoing dialogue and appreciate the feedback we received, which we will thoughtfully consider as we continue to evolve our plans.

NETGEAR is continuing to develop a new and innovative approach to further our leadership in providing intelligent networking solutions for businesses and homes, while building a sustainable business and long-term value for our stockholders. Our progress in 2025 reflects the management team’s disciplined execution of a high-performance, pay-for-performance culture across the organization. We implemented advanced systems to evaluate performance of our employees according to detailed, objective performance expectations at every level, calibrated globally to ensure accountability and fairness. Holding our management team and employees to consistently high standards has supported strong operational execution, with revenue and operating margin exceeding guidance, while accelerating progress of our operating model and strategic transformation.

The groundwork laid during our foundational 2024 restructuring set the stage for a landmark year in 2025. Entering the year with a strategically focused team and streamlined channel inventory, we committed to investors that we would grow revenue, expand gross margins and meaningfully reduce our loss position. We were able to exceed those goals with revenue growing by more than $25 million, gross margin improving 920 basis points across the business, and non-GAAP net profitability in each quarter of the year.

Beyond our financial performance, 2025 was a year of meaningful strategic progress that strengthens our outlook for the years ahead. This included our acquisition of Exium to expand our Enterprise managed security offerings and a dedicated AV Professional Services team and partner ecosystem. Our 2025 product launches across Enterprise and Consumer introduced next-level innovation consistent with customer needs, including the Orbi 370 which rounded out our good-better-best product strategy in Consumer at affordable price points. We further advanced our cybersecurity operations and product features, including the roll out of Advanced Router Protection which can identify and block attempts to exploit high severity vulnerabilities before software exists to patch them, and we prioritized our use of AI, including agentic security agents, to further fuel rapid innovation and operational efficiencies.

The Compensation and Talent Committee ("CTC") continues to believe that NETGEAR’s capacity to differentiate ourselves from our competitors is directly linked to the capabilities, skills and experience of our executive leadership and broader team. We have continued to recruit and develop exceptional talent to meet or exceed our transformation goals. In 2025, it became clear that we needed to further evolve our compensation structure to drive rapid execution of our strategy and fuel innovation in the current competitive environment. The CTC continues to be committed to an executive compensation program that supports strategy, rewards performance, and reflects stockholder feedback.

We view say-on-pay votes as an important source of accountability. The results of our 2024 and 2025 advisory votes (71% and 69% respectively) fell short of our high expectations and informed a meaningful reassessment of our program to achieve our mutual goals of enhancing long-term stockholder value.

Following each vote, we conducted substantial stockholder outreach, engaging with stockholders representing a majority of our outstanding shares. Those conversations were candid and deeply informative. Stockholders expressed concern in 2024 about our former

2026 PROXY STATEMENT	29

CEO's exit arrangements and potential dilution associated with the Company's transformation efforts. In 2025, stockholders focused more directly on the need for compensation programs and outcomes to be driven by objective, pre-established performance measures, as well as the size and structure of our CEO’s sign-on PSU award, which was a key component of his new hire compensation package, designed to support retention and drive long-term value creation. We took that feedback into account as we designed our strengthened pay-for-performance compensation program that incentivizes rapid innovation, performance and stockholder value creation as well as long-term retention of our new leadership team.

For instance, our 2025 executive compensation program reflects a significant shift in performance-based equity by increasing the PSU component of annual equity awards to 50% across the senior executive team. We have also extended PSU awards at appropriate levels to our management team, resulting in a company-wide pay-for-performance program. Those equity packages are standardized and non-discretionary, based on carefully scrutinized market data across peer companies. Notably, the size and structure of our CEO’s 2024 sign-on grants were intended as a one-time recruitment and retention incentive package. The Company’s 2025 equity awards for executive officers, by contrast, reflect standard long-term incentive packages across the board as described herein with no special features.

We have also enhanced our stock ownership guidelines to require higher ownership levels. These requirements further align our executives' long-term financial interests with those of our stockholders and reinforce the expectation that our executives act as long-term owners. The Company’s 2025 executive officer bonus program similarly entitled participants to cash incentives based on objective, pre-established performance metrics.

We believe these changes improved the structure of our program and our ability to attract, retain and motivate high-quality leaders. We believe that rigorous pay-for-performance design supports our ability to attract executives who are confident in their ability to deliver results. The business results achieved under this evolved compensation framework in 2025 reflect the efficacy of this approach, as described in the Compensation Discussion and Analysis that follows

Finally, and of great importance, as AI and broader technology advancements continue to reshape how work is performed across our industry, and as we progress our broader business transformation, the CTC remains focused on ensuring our talent strategy evolves accordingly. This includes building enterprise-wide capability through attracting, developing, and enabling employees to leverage these technologies effectively in their roles and drive improved business outcomes.

The CTC intends to continue an active dialogue with our stockholders regarding executive compensation. We will continue to evaluate our program in light of market practice, evolving governance expectations, and direct investor feedback. The changes described herein represent a meaningful and durable step toward a program that stockholders, employees and the Board can stand behind with confidence.

We encourage you to read the Compensation Discussion and Analysis and to consider voting in favor of our executive compensation program. On behalf of the Board and CTC, we thank you for your time and attention this year and for your investment in NETGEAR.

Sincerely,

JANICE M. ROBERTS

Chair of the Compensation and Talent Committee

30	2026 PROXY STATEMENT

COMPENSATION AND TALENT COMMITTEE REPORT

The material in this Compensation and Talent Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, other than in NETGEAR’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation and Talent Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation and Talent Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation and Talent Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

THE Compensation and Talent Committee

JANICE M. ROBERTS (CHAIR)

SHRAVAN K. GOLI

LAURA C. ORVIDAS

2026 PROXY STATEMENT	31

Executive Summary	Page 32
General Compensation Philosophy	Page 35
Designing a Competitive Compensation Package	Page 36
Compensation and Talent Committee Consultant	Page 37
Compensation Components	Page 37
2025 NEO Compensation	Page 37
Other Compensation and Benefits	Page 42
Compensation Policies and Risk Assessment	Page 43

Compensation Discussion and Analysis

Contents

Executive Summary

This Compensation Discussion and Analysis explains our executive compensation philosophy, the design of the 2025 executive compensation program for our Named Executive Officers ("NEOs"), and our independent Compensation and Talent Committee’s ("CTC") rationale for those decisions. This discussion is intended to help investors understand how our executive compensation program supports our strategy, reflects stockholder feedback and links pay with performance.

Our 2025 Named Executive Officers

Charles (CJ) Prober Chief Executive Officer	Bryan D. Murray Chief Financial Officer	Pramod Badjate President & General Manager of NETGEAR for Business	Jonathan Oakes Senior Vice President, Home Networking (effective June 2, 2025)	Graeme McLindin(1) Vice President, Worldwide Sales, Carrier

(1) Due to organizational restructuring folding the Company's former stand-alone Mobile business unit within its Consumer business unit, Mr. McLindin, who previously served as Vice President, Mobile, ceased to be an executive officer in October 2025. He continues to be employed by the Company in his role as Vice President, Worldwide Sales for the Company's carrier business.

2025 Financial and Operational Highlights

•
Net revenue of $699.6 million, up 3.8% from the prior year, the first year of revenue growth in five years, mainly driven by an increase of $54.2 million in our Enterprise segment, which saw continued strong demand for our Pro AV product line of managed switches.
•
GAAP gross margin improved to 38.0%, from 29.1% in the prior year, and non-GAAP gross margin1 improved to 38.5%, from 29.3% in the prior year, representing an all-time high for the Company.

32	2026 PROXY STATEMENT

•
GAAP operating income of $(34.2) million, and non-GAAP operating income1 of $5.9 million, up from $(49.6) million in the prior year.
•
Streamlined our operating and reporting structure, returning to two reportable segments: Enterprise (formerly NETGEAR for Business) and Consumer (formerly reported as Connected Home), with Consumer comprising the former Home Networking and Mobile businesses.

1 See Annex A for the definition of this metric and a reconciliation to the most directly comparable GAAP financial measure.

2025 Compensation Highlights

•
Base Salary. Base salaries for our NEOs (other than Mr. Oakes, who joined the Company in June 2025) increased by approximately 3% to 5%, following the Committee's annual review of market positioning, individual scope and performance, and internal equity. See “2025 NEO Compensation—Base Salary” below for more details.
•
Annual Cash Incentive Compensation. Under our 2025 executive bonus plan, we paid cash bonuses ranging from 128% to 134% of target to the NEOs who continued serving as executive officers through December 31, 2025, based on the Company’s achievement of objective, pre-established performance goals. Each NEO’s 2025 bonus was based on the level of net revenue, non-GAAP operating income, and (for each NEO other than Messrs. Prober and Murray) segment-specific net revenue and contribution income, with no exercise of positive discretion by the CTC. See “2025 NEO Compensation—Annual Cash Incentive Compensation” below for more details.
•
Long-Term Incentive Compensation. In 2025, each NEO was granted a mix of RSUs and performance stock units (“PSUs”). Our CEO’s annual equity grant continued to consist of 50% RSUs and 50% PSUs. To strengthen pay-for-performance, the CTC increased the weighting of PSUs in our other NEOs’ annual equity grant mixes, from 25% to 50% for Messrs. Murray and Badjate and from 0% to 25% for Mr. McLindin. Upon joining the Company in June 2025, Mr. Oakes was awarded an equity grant composed of 50% RSUs and 50% PSUs, aligning his equity grant mix with that of other similarly situated executive officers. These changes reflected stockholder feedback and our focus on driving long-term value creation. See “2025 NEO Compensation—Long-Term Incentive Compensation” below for more details.

Compensation Overview

Our independent CTC makes compensation decisions for our executive officers based on our pay-for-performance philosophy. In designing the 2025 program, the CTC sought to retain and motivate leadership, while placing a substantial portion of compensation at risk based on measurable short-and long-term performance. The CTC also considered stockholder feedback following the 2024 say-on-pay vote through proactive outreach and engagement through early 2025 and made targeted changes intended to strengthen the program’s performance orientation and improve alignment with investor expectations.

The compensation of our NEOs consists of three main elements:

Compensation is based on overall company performance as well as individual role and contributions. We generally seek to position total compensation for NEOs at or near the median for our Peer Group, while calibrating pay levels based on scope, experience, performance, retention considerations and internal equity. We believe this approach supports our ability to attract and retain talent in a competitive environment and reinforces accountability for driving operating performance and long-term value creation.

2026 PROXY STATEMENT	33

Executive Compensation Practices

Our CTC emphasizes the following best practices in compensation-related governance:

What We Do	What We Don’t Do

✓      Closely align pay and performance by delivering a significant portion of executive compensation through short- and long-term incentives tied to the achievement of pre-established corporate performance goals

✓      Set challenging targets for executive officers to earn cash incentives

✓      Rely on an independent Compensation and Talent Committee and engage an independent compensation consultant

✓      Maintain stock ownership guidelines for executive officers and directors

✓      Maintain a clawback policy

✓      Engage regularly with stockholders

×        No compensation plans that encourage excessive risk taking

×        No executive benefits or perquisites outside of participation in broad-based plans

×        No tax gross-ups on severance or change-of-control benefits

×        No short sales, hedging or pledging of stock ownership positions and transactions involving derivatives of our common stock

34	2026 PROXY STATEMENT

General Compensation Philosophy

Executive Compensation Philosophy

We compete in an aggressive and dynamic industry and our ability to attract, motivate and retain high caliber employees, particularly senior managers, sales personnel and technical personnel, is critical to our success.

Our compensation philosophy is to support that objective through a pay program that rewards performance, promotes accountability, and aligns executive interests with those of stockholders. The program is designed to attract and retain highly qualified executives, reward strong team and individual performance, reinforce our values and culture, and encourage disciplined execution against both short- and long-term priorities. Our CTC, as well as the Board of Directors, does not believe that our compensation policies encourage excessive risk taking. Rather, our programs are geared for short and long-term performance based on objective, pre-established metrics and are structured to support value creation over the long term. Our executive compensation program impacts all of our employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations.

We believe that the compensation of our executives should reflect their success in attaining key operating objectives, such as growth of sales, revenues (including recurring subscription revenues), operating margins, and earnings per share, market share, long-term competitive advantage and, ultimately, in attaining and sustaining an increased market price for our common stock. In evaluating our executives' performance, the CTC considers Company results in light of the broader economic industry and competitive environment. We do not design compensation to reward short-term stock price movements; instead, we seek to align realized pay with sustained operating performance and long-term stockholder value creation.

Compensation Objectives and Philosophy

Objectives

Our executive compensation program is designed to attract, motivate, and retain exceptional leaders who can transform our business and drive long-term value creation for stockholders in a dynamic and highly competitive global technology landscape.

Programs are geared for short-and long-term performance with the goal of increasing stockholder value over the long term.

Philosophy

The CTC’s approach emphasizes setting total compensation for executives at or near the market median of our Peer Group. Performance of executives is considered in light of general economic conditions, the Company and industry, and competitive conditions when determining overall compensation, which should include short and long-term incentives based on achievement of objective, pre-established performance goals.

Say-on-Pay Advisory Vote Results and Stockholder Engagement

We hold an annual stockholder advisory vote on our executive compensation program, commonly referred to as a say-on-pay vote. From our first say-on-pay vote in 2011, through our 2023 Annual Meeting, support averaged approximately 97%. Support declined to approximately 71% at our 2024 Annual Meeting and to approximately 69% at our 2025 Annual Meeting. These results were below the expectations of the Company and our Board of Directors and the CTC viewed those results as a signal that aspects of our program required further refinement.

Following the 2024 say-on-pay vote, and prior to making executive compensation decisions for 2025, we conducted a broad stockholder outreach effort to discuss executive compensation design updates and our proposed 2025 Equity Incentive Plan (the “2025 Plan”) that would be submitted for stockholder approval at our 2025 Annual Meeting. We engaged with stockholders who collectively held more than 56% of our outstanding shares and held meetings with stockholders who collectively held greater than 38% of our outstanding shares. After careful consideration of feedback received, the evolving needs of our business, and market trends in compensation practices, the CTC took action to strengthen the performance orientation of the 2025 program. Among other changes, the CTC increased our use of PSUs in annual equity grants, maintained objective and pre-established metrics in our annual incentive program, awarded PSUs without true-up features, and enhanced our stock ownership guidelines. The CTC believes these actions materially improved alignment between pay outcomes, performance, and stockholder interests.

Additionally, following the 2025 say-on-pay vote, we further engaged with stockholders collectively representing more than 60% of our outstanding shares and held meetings with stockholders who collectively held greater than 41% of our outstanding shares. Ms. Roberts, our Chairperson and the Chair of our CTC, participated in a majority of these meetings together with members of management. During these engagements, stockholders emphasized the importance of non-discretionary pay-for-performance frameworks for both annual and

2026 PROXY STATEMENT	35

long-term incentives during a pivotal period in the Company’s transformation. Stockholders also focused on the structure of our CEO’s sign-on PSU award and the size of his sign-on equity awards. We believe the changes incorporated into our 2025 executive compensation program directly address this feedback.

Our CTC and Board of Directors value direct stockholder feedback and expect it to remain an important factor in future compensation decisions.

Designing a Competitive Compensation Package

To recruit and retain executives, we provide a compensation package that is intended to be market competitive and performance-oriented. Our CTC is responsible for reviewing our executive compensation plans, policies, and programs and approving those it deems appropriate. In general, the CTC seeks to position target total compensation for executives, which consists of base salary and benefits, annual cash incentive and long-term incentive awards, at or near the median of the Peer Group.

For 2025 compensation comparison purposes, the Peer Group was reviewed in January 2025 by FW Cook, the CTC’s independent compensation consultant, with input from management and our CTC. Following that review, the CTC determined that the Peer Group used for 2024 remained appropriate for 2025. Accordingly, the Peer Group for 2025 consisted of the following 17 U.S. publicly traded companies from the computer peripheral, communications equipment, and consumer electronics industries with generally comparable revenue and market capitalization.

2025 PEER GROUP

ADTRAN, Inc. Arlo Technologies, Inc. Aviat Networks, Inc. Calix, Inc. Comtech Telecommunications Corp. Corsair Gaming, Inc. Digi International Inc. Extreme Networks, Inc. GoPro, Inc.	Harmonic Inc. Infinera Corp. Logitech International S.A. NetScout Systems, Inc. OSI Systems, Inc. Ribbon Communications Inc. Sonos, Inc. Viavi Solutions Inc.

At the time of review in January 2025, the Peer Group had a median revenue of approximately $896 million and a median market capitalization of approximately $1.45 billion. Relative to the Peer Group at the time of review, the Company ranked at approximately the 30th percentile by revenue (trailing four quarters) and at the 31st percentile by market capitalization.

The CTC reviews both individual elements of compensation as well as total direct compensation compared to the Peer Group. Direct comparisons are not always possible due to lack of data or different valuation approaches for compensation that is contingent, of uncertain duration or not dollar- or share-based. In those cases, the CTC uses market observations together with judgment rather than relying solely on survey data.

In setting compensation for individual NEOs, the CTC considers the Peer Group data together with tenure, experience, skills, performance, retention considerations, and internal equity. For NEOs other than the CEO, the CTC reviews recommendations from the CEO with input from FW Cook. For the CEO, the CTC develops its own recommendation with the assistance of its independent compensation consultant in executive session without the CEO, or any other member of management, present. The CTC also consults with the other independent members of the Board of Directors regarding CEO compensation, without the CEO or other management present. The CTC then independently reviews and approves compensation for NEOs and other executive officers.

36	2026 PROXY STATEMENT

Compensation and Talent Committee Consultant

The CTC engaged FW Cook, an independent compensation consulting firm, to assist with peer group review, market data analysis, and executive and director compensation matters. FW Cook reports directly to the CTC but was authorized by the CTC to work with certain executive officers and employees of the Company. The CTC has assessed FW Cook's independence in accordance with applicable SEC and Nasdaq standards and determined that the firm's work does not pose any conflict of interest. From time to time, FW Cook also reviews our broader compensation practices, including cash and equity incentive programs for non-executive employees. but otherwise provides no other services to the Company.

Compensation Components

Total Compensation

The CTC emphasizes performance-based compensation for our executive team, with a substantial majority of their target total direct compensation—consisting of base salary, target annual cash incentive compensation, and long-term incentive compensation—delivered in at-risk, performance-oriented pay. For 2025, base salary represented, on average, approximately 10% of our NEOs’ pay mix, target annual incentive compensation represented, on average, approximately 9% of our NEOs’ pay mix, and long-term incentive compensation represented, on average, approximately 81% of our NEOs’ pay mix. While we do not have a formal policy allocating between cash and non-cash compensation or between each element of compensation, this weighting reflects the CTC’s view that most executive compensation should be at-risk and tied directly to performance.

Component	Primary Purposes

Base Salary	Provide market competitive fixed compensation that attracts and retains key executive talent and that reflects the individual’s role, responsibilities, and performance.

Annual Incentive Compensation	Motivate and reward executives for achieving pre-established, short-term performance goals that are critical to our strategic priorities.
Long-Term Incentive Compensation

Promote retention of our key executive talent.

Motivate executives to optimize the long-term success of the business.

Align the interests of executives with those of stockholders by aligning executive compensation with long-term drivers of stockholder value.

2025 NEO Compensation

Base Salary

We generally target base salaries for NEOs at or near the median of the Peer Group, while allowing for variation based on role scope, tenure, performance, retention risk and other factors relevant to the CTC. Base salary is reviewed annually, and changes are made to reflect the CTC’s assessment of market positioning and individual contributions.

In May 2025, the CTC approved the base salaries shown below for Messrs. Prober, Murray, Badjate, and McLindin following its annual review of market data and individual performance. Mr. Oakes' base salary was determined in June 2025 in connection with his hire, after the CTC considered input from its independent compensation consultant and concluded that this level of fixed compensation was appropriate to recruit him to the Company.

NEO	Base Salary($)	Percentage Increase	Effective Date

Charles (CJ) Prober	$785,000	5%	July 1, 2025
Bryan D. Murray	$556,000	3%	July 1, 2025
Pramod Badjate	$541,000	3%	July 1, 2025
Jonathan Oakes	$500,000	N/A	June 2, 2025
Graeme McLindin	$313,000	3%	July 1, 2025

2026 PROXY STATEMENT	37

Annual Cash Incentive Compensation

Our annual incentive programs provide executive officers the opportunity to earn cash compensation based on the achievement of objective, pre-established performance goals. In 2025, each NEO participated in our 2025 executive bonus plan. The discussion below describes the plan design, the target bonus opportunities, and the resulting payouts.

2025 Executive Bonus Plan Design. In early March 2025, the CTC approved the objective performance metrics and corresponding performance goals for the 2025 executive bonus plan, and set targets for the Company and our then-existing segments, NETGEAR for Business, Home Networking, and Mobile as summarized in the table below. Depending on their role, each NEO’s 2025 bonus was based on the level of net revenue, non-GAAP operating income, and/or contribution income achieved by the Company, our NETGEAR for Business ("NFB") segment (now our Enterprise segment), our Home Networking segment (now comprised within our Consumer segment), and/or our Mobile segment (now comprised within our Consumer segment), as applicable over two performance periods: (1) the first half of the fiscal year (weighted 50% and capped at 100% of target); and (2) the full fiscal year (weighted 50% and capped at 150% of target). The CTC adopted this structure to promote both mid-year accountability and full-year execution. The CTC selected these performance measures because they are key indicators of the Company’s ability to drive profitable growth and execute against our operating plan. The full-year target goal for Company net revenue represented growth of 3.2% over actual results for 2024 and the full-year target for Company non-GAAP operating income represented an improvement in our net loss compared to 2024 of $27.4 million.

			Threshold Goals (50% Payout)		Target Goals (100% Payout)		Maximum Goals (150% Payout)
NEO(s)	Performance Metric	Weighting	Mid-Year ($M)	Full-Year ($M)	Mid-Year ($M)	Full-Year ($M)	Mid-Year ($M)	Full-Year ($M)
Charles (CJ) Prober, Bryan D. Murray	Company Net Revenue(1)	50%	295.6	625.6	328.4	695.1	344.9	729.8
	Company Non-GAAP Operating Income(2)	50%	(24.9)	(37.4)	(18.1)	(22.2)	(13.3)	(11.6)
Pramod Badjate	Company Net Revenue(1)	25%	295.6	625.6	328.4	695.1	344.9	729.8
	Company Non-GAAP Operating Income(2)	25%	(24.9)	(37.4)	(18.1)	(22.2)	(13.3)	(11.6)
	NFB Net Revenue(1)	25%	142.4	299.6	158.2	332.9	166.1	349.5
	NFB Contribution Income(3)	25%	18.4	43.1	23.9	55.1	27.9	63.1
Jonathan Oakes	Company Net Revenue(1)	25%	295.6	625.6	328.4	695.1	344.9	729.8
	Company Non-GAAP Operating Income(2)	25%	(24.9)	(37.4)	(18.1)	(22.2)	(13.3)	(11.6)
	Home Networking Net Revenue(1)	25%	114.0	249.0	126.7	276.7	133.0	290.6
	Home Networking Contribution Income(3)	25%	(8.8)	(7.2)	(6.5)	(2.5)	(4.3)	2.0
Graeme McLindin	Company Net Revenue(1)	25%	295.6	625.6	328.4	695.1	344.9	729.8
	Company Non-GAAP Operating Income(2)	25%	(24.9)	(37.4)	(18.1)	(22.2)	(13.3)	(11.6)
	Mobile Net Revenue(1)	25%	39.2	83.2	43.6	92.5	45.7	97.1
	Mobile Contribution Income(3)	25%	(1.1)	(2.3)	0.6	1.2	2.4	4.7
(1)
Net revenue is determined in accordance with GAAP and reflected in the Company’s financial statements.
(2)
Non-GAAP operating income (loss) is equal to our GAAP operating income (loss) after excluding amortization of intangibles, stock-based compensation expense, acquisition related expense, restructuring and other charges, and litigation reserves, net, as presented in the Company’s press release reporting the financial results for fiscal 2025.
(3)
Contribution income is presented in our quarterly and annual financial statements and includes all product line segment revenues less the related cost of sales, research and development and sales and marketing costs. Certain operating expenses are not allocated to these segments because they are separately managed at the corporate level. These unallocated indirect costs include corporate costs, such as

38	2026 PROXY STATEMENT

corporate research and development, corporate marketing expense and general and administrative costs, amortization of intangibles, stock-based compensation expense, acquisition related expense, restructuring and other charges, and litigation reserves, net.

In July 2025, the CTC certified the performance results for the mid-year goals, and in January 2026, it certified the performance results for the full-year goals. The table below summarizes these results, achievement levels and weighted payout percentages.

			Mid-Year Performance (Capped at 100% Payout Mid-Year)			Full-Year Performance
NEO(s)	Performance Metric	Weighting	Result ($M)	% of Target	Weighted Payout	Result ($M)	% of Target	Weighted Payout
Charles (CJ) Prober, Bryan D. Murray	Company Net Revenue	50%	332.6	113%	56%	699.6	106%	53%
	Company Non-GAAP Operating Income (Loss)	50%	(3.8)	150%	75%	5.9	150%	75%
Pramod Badjate	Company Net Revenue	25%	332.6	113%	28%	699.6	106%	26%
	Company Non-GAAP Operating Income (Loss)	25%	(3.8)	150%	38%	5.9	150%	38%
	NFB Net Revenue	25%	161.8	123%	30%	342.0	127%	32%
	NFB Contribution Income	25%	33.6	150%	38%	76.7	150%	38%
Jonathan Oakes	Company Net Revenue	25%	332.6	113%	28%	699.6	106%	26%
	Company Non-GAAP Operating Income (Loss)	25%	(3.8)	150%	38%	5.9	150%	38%
	Home Networking Net Revenue	25%	128.9	117%	29%	277.3	102%	26%
	Home Networking Contribution Income	25%	1.4	150%	38%	8.9	150%	37%
Graeme McLindin	Company Net Revenue	25%	332.6	113%	28%	699.6	106%	26%
	Company Non-GAAP Operating Income (Loss)	25%	(3.8)	150%	38%	5.9	150%	38%
	Mobile Net Revenue	25%	41.9	81%	20%	80.3	0%	0%
	Mobile Contribution Income (Loss)	25%	0.4	94%	23%	(0.2)	80%	20%

2025 Target Bonus Opportunities. The table below presents the 2025 target bonus opportunities for our NEOs under the 2025 executive bonus plan. The CTC approved target opportunities for Messrs. Prober, Murray, Badjate, and McLindin in May 2025, and for Mr. Oakes in June 2025. In setting these target opportunities, the CTC considered the same factors used in setting base salaries, along with the importance of providing meaningful incentives tied to annual performance. The 2025 target bonus opportunities (expressed as a percentage of base salary) for Messrs. Prober, Murray, Badjate, and McLindin were unchanged from 2024. Consistent with prior years, the maximum bonus amount was equal to 150% of target.

	2025 Target Bonus Opportunity
NEO	% of Base Salary	Cash Amount ($)
Charles (CJ) Prober	120%	921,288
Bryan D. Murray	75%	411,082
Pramod Badjate	75%	399,832
Jonathan Oakes	60%	175,068(1)
Graeme McLindin	60%	185,137
(1)
Amount represents Mr. Oakes’ pro-rated 2025 target bonus opportunity based on his June 2, 2025 start date.

2025 Bonus Payouts. The table below shows the bonuses earned by our NEOs under the 2025 executive bonus plan. The mid-year bonus amounts were paid in July 2025, and the remainder of each NEO’s total earned 2025 bonus will be paid in late April 2026.

2026 PROXY STATEMENT	39

NEO	Mid-Year Bonus Payout Percentage	Mid-Year Bonus Payout ($)	Full-Year Bonus Payout Percentage	Total 2025 Bonus Payout ($)
Charles (CJ) Prober	100%	443,836	128%	1,181,731
Bryan D. Murray	100%	199,726	128%	527,293
Pramod Badjate	100%	194,178	134%	533,798
Jonathan Oakes(1)	100%	23,014	127%	222,286
Graeme McLindin(2)	100%	88,595	49%	88,595
(1)
Mr. Oakes’ 2025 bonus payouts were pro-rated based on his June 2, 2025 start date.
(2)
The CTC exercised negative discretion to reduce Mr. McLindin's full year bonus from the calculated payout of 85% to a final payout of 49%. For clarity, the CTC did not exercise positive discretion or otherwise adjust the formulaic payout of our other NEOs' 2025 bonuses.

Long-Term Incentive Compensation

2025 Overview. Long-term equity incentives are a central component of our executive compensation program because they align executives’ interests with those of stockholders, support retention, and tie a substantial portion of compensation to future performance and value creation. Consistent with this approach, a significant portion of our NEOs’ 2025 target total direct compensation was delivered as equity awards. In 2025, the CTC granted each NEO a mix of time-vesting and performance-vesting equity awards in the form of RSUs and PSUs, respectively, with a heavier weighting on PSUs for several NEOs compared to prior years.

2025 Annual Equity Grants. The Company has historically granted annual equity awards to NEOs in April of each year. However, in April 2025, the CTC determined that it was in the best interests of the Company and its stockholders to defer approval of the 2025 annual equity grants until after the 2025 Annual Meeting, during which the Company’s proposed 2025 Plan would be considered for approval. This approach allowed the CTC to evaluate the structure of our executive officers’ annual equity grants within the parameters of the new plan and to align them more effectively with stockholder feedback and the Company’s pay-for-performance objectives. Approval of the 2025 Plan ultimately would enable increased use of PSUs in the annual equity grant structure.

In April 2025, notwithstanding its decision to defer final approval, the CTC preliminarily approved the target values of our NEOs’ 2025 annual equity grants. In determining these values, the CTC considered peer group market data and other relevant factors, including each NEO’s performance, role, and existing equity holdings. With respect to Mr. Prober, the CTC also considered stockholder feedback regarding the size of his 2024 equity grants, including his one-time sign-on grants, and established a market-competitive target value of $4,500,000 for his 2025 annual equity grant. To maintain continuity with our historical grant-timing practices, and to support the pace of the Company’s transformational efforts, the CTC also determined, on a preliminary basis, that the number of shares underlying the 2025 annual equity grants would be calculated using the closing price of our common stock on April 23, 2025, the date the preliminary target values were approved.

Following stockholder approval of the 2025 Plan, the CTC finalized the 2025 annual equity grants for Messrs. Prober, Murray, Badjate, and McLindin, consisting of PSUs and RSUs, as outlined in the table below. The target values for these grants were unchanged from those preliminarily approved by the CTC in April 2025. To further strengthen the Company's pay-for-performance orientation, the CTC increased the weighting of PSUs in Messrs. Murray’s and Badjate’s annual equity mix from 25% to 50% and in Mr. McLindin’s mix from 0% to 25%. These changes were made in response to stockholder feedback expressing a preference for greater use of PSUs and to better incentivize and drive long-term value creation.

Because the number of shares underlying each 2025 annual equity grant was determined using the closing price of our common stock on April 23, 2025 (the date the preliminary target values were approved), the target values approved by the CTC differ from the grant date fair values reported in the Summary Compensation Table under ASC 718, which reflect valuations determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) as of the June 4, 2025 grant date. Specifically, because our stock price increased by approximately 38% between April 23, 2025 and the June 4, 2025 grant date, the grant date fair values reported in the Summary Compensation Table are materially higher than the target values considered and approved by the CTC.

40	2026 PROXY STATEMENT

	2025 RSUs		2025 PSUs
NEO	Shares (#)	Target Value ($)	Shares (#)	Target Value ($)
Charles (CJ) Prober	102,273	$2,250,000	102,273	$2,250,000
Bryan D. Murray	37,500	$825,000	37,500	$825,000
Pramod Badjate	22,727	$500,000	22,727	$500,000
Graeme McLindin	17,045	$375,000	5,682	$125,000

The 2025 RSUs vest over three years, with one-third vesting on April 30, 2026, and the balance vesting in equal quarterly installments over the next two years, subject to continued service. The CTC set the first vesting date on April 30, 2026 to preserve continuity with our historical grant-timing practice.

The 2025 PSUs will vest based on the percentile rank of our TSR relative to that of the companies in the Nasdaq Telecommunications Index (our "Relative TSR Rank") over the multi-year performance period beginning on April 23, 2025 and ending on December 31, 2027. The CTC set the beginning of the performance period at April 23, 2025, to maintain continuity with our historical grant-timing practice. In response to stockholder feedback on the structure of Mr. Prober’s sign-on PSU award (which is divided into three equal tranches, each of which has a performance period of approximately one year, and includes a “true-up” if the cumulative 3-year Relative TSR Rank of the Company from Mr. Prober’s start date through December 31, 2026 is higher than the Relative TSR Rank as of the end of either of the first two performance periods), the CTC determined that Mr. Prober’s 2025 PSUs should have the same multi-year performance period and vesting terms as the 2025 PSUs granted to the other NEOs.

The CTC selected relative TSR to increase alignment between actual pay delivery and our relative stock performance. Following the performance period, the number of earned PSUs, if any, will vest on April 30, 2028, based on our Relative TSR Rank, as follows:

Performance Level	Relative TSR Rank	Number of Earned PSUs(1)

Maximum	75th percentile or above	200%
Target	50th percentile	100%
Threshold	25th percentile	50%

(1)
For achievement between the threshold and maximum levels, the number of Earned PSUs will be determined through straight-line interpolation.

For the performance period, TSR will be calculated using the average closing price over the last 20 trading days of the performance period compared to the average closing price over the 20 trading days ending on the first day of the performance period, with the same methodology applied to all companies in the Nasdaq Telecommunications Index.

2025 New Hire Equity Grants. We generally grant equity awards to executive officers upon joining the Company. Consistent with this practice, Mr. Oakes received new-hire equity awards in June 2025, as outlined in the table below. The CTC determined that Mr. Oakes’ equity grants would be in the form of 50% RSUs and 50% PSUs, consistent with the mix used for other similarly situated executive officers. The CTC determined the size of Mr. Oakes' equity grants after considering the market data provided by its independent compensation consultant and the need to recruit him at an important point in our ongoing transformation.

	RSUs		PSUs
NEO	Shares (#)	Grant Date Fair Value ($)(1)	Shares (#)	Grant Date Fair Value ($)(1)
Jonathan Oakes	62,500	$1,891,250	62,500	$3,366,250

(1)
The amounts reported in this column represent the grant date fair value of the stock awards granted to Mr. Oakes, as determined in accordance with the share-based payment accounting guidance under ASC 718. For a discussion of fair value for stock awards, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. Please see the “Grants of Plan-Based Awards” table below for more information regarding the awards we granted in 2025.

2026 PROXY STATEMENT	41

Mr. Oakes’ RSUs vest over three years, with one-third vesting on June 30, 2026, and the balance vesting in equal quarterly installments over the next two years, subject to continued service. Mr. Oakes’ PSUs are subject to the same vesting terms as the 2025 PSUs granted to our other NEOs, as described above, except that his earned PSUs, if any, will vest on June 4, 2028, given he joined the Company in June 2025.

Payout of Mr. Prober’s Sign-On PSUs. Mr. Prober’s sign-on PSU award is divided into three equal tranches, each of which may vest based on our Relative TSR Rank over an approximately one-year performance period. The second tranche measured performance during calendar year 2025. In January 2026, after certifying results for that period, the CTC approved a payout of 103.8% of target for the second tranche based on our 52nd percentile Relative TSR Rank.

Payout of 2023 PSUs. In July 2023, the CTC granted PSUs to then-serving executive officers, including Mr. Murray. Vesting of those awards depended on the Company attaining a specified level of annualized service revenue at the end of 2025. As shown below, actual annualized service revenue resulted in a payout equal to 84.1% of target, which the CTC certified in January 2026. Mr. Murray’s earned PSUs will vest on July 31, 2026, subject to his continued service through that date.

Performance Level	Annualized Service Revenue(1)($)	Number of Earned PSUs

Maximum	75,000,000	150%
Target	60,000,000	100%
Threshold	45,000,000	50%
Actual	55,229,644	84.1%
(1)
For purposes of the 2023 PSUs, “annualized service revenue” meant all revenue from service subscriptions and support contracts (including those that are part of a bundled solution offering) recognized in the fourth quarter of 2025 multiplied by four.

Other Compensation and Benefits

Other Bonuses

From time to time, in extraordinary circumstances, we may award special cash bonuses to our executive officers. In February 2025, Mr. Murray was awarded a spot bonus of $51,000 by the CTC for work performed above and beyond expectations, including his assumption of additional responsibility for overseeing the Company's manufacturing and procurement operations and staff. In addition, in April 2025, Mr. Murray received a retention bonus of $100,000, which the CTC had awarded to him in April 2024 to drive retention during a period of leadership transition and tremendous effort in preparing for the execution of the Company's transformation efforts. The payment of the retention bonus was contingent upon Mr. Murray remaining an employee of the Company until March 31, 2025. No other special bonuses were awarded to our executive officers during 2025.

Employee Benefits and Perquisites

Our NEOs participate in broad-based employee benefit programs, including health, life and disability insurance, flexible spending accounts, a 401(k) plan and our employee stock purchase plan. In addition, we match contributions made by NEOs to their 401(k) plan up to an amount equal to $3,000 per year. These benefits are generally available to all our employees on substantially the same terms.

Severance

We provide severance protections to our NEOs in certain circumstances. The CTC believes these arrangements are reasonable in amount, aligned with market practice, and appropriately tailored to the circumstances of a termination of employment. We do not provide gross-ups on severance or change of control benefits and change of control severance requires a qualifying termination of employment. Please see the “Executive Compensation Tables—Potential Payments upon Termination or Change in Control” section below for additional information.

42	2026 PROXY STATEMENT

Compensation Policies and Risk Assessment

Clawback Policy

In order to minimize the risk of undue overpayment of cash bonus amounts and granting excessive equity awards, the CTC and the Board of Directors in 2010 approved the addition of a clawback provision to the executive bonus plan and to award agreements which apply to the NEOs. Subject to the discretion of the CTC and/or the independent members of the Board of Directors, the clawback provision provides for a forfeiture of previously paid cash bonus amounts or previously awarded equity awards in the event that the financial statements of the Company are subsequently restated and if such restated statements would have resulted in less of an actual cash bonus award being paid to an NEO or less of an actual equity award being awarded to an NEO, if such information had been known at the time the actual award had originally been calculated or determined. The applicable NEO would be required to forfeit and/or repay to the Company the amount by which an actual bonus award previously paid exceeds the lesser pro forma bonus award and the amount by which an actual award previously awarded exceeds the lesser pro forma equity award, as the case may be. The policy is to put the Company in no worse position had the CTC known of the restatement of financial statements at the time of the awards. We believe this is a fair and equitable way to address any potential windfall that may benefit an NEO in the event that our financial statements are materially inaccurate.

In October 2023, we adopted a clawback policy in accordance with the SEC and Nasdaq requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act. This policy provides for the non-discretionary recovery of excess incentive-based compensation from current and former executive officers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement, in accordance with the SEC and Nasdaq requirements.

Stock Ownership Guidelines

In October 2025, we amended our stock ownership guidelines to further align executive and stockholder interests. Under the guidelines, our Chief Executive Officer is expected to own six times his annual base salary. Other NEOs are expected to achieve ownership levels equal to one to two times base salary. NEOs have a five-year period in which to achieve the required compliance level. Shares owned directly and unvested RSUs are counted toward the guidelines. As of December 31, 2025, all currently serving NEOs were in compliance, or on track to comply, with the stock ownership guidelines.

Policy Against Hedging or Pledging NETGEAR Stock

Under our insider trading policy, directors and employees, including our NEOs, are prohibited from hedging or pledging of the Company’s securities and from investing in derivatives of the Company’s securities.

Insider Trading Policy

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is the Company’s intent to comply with applicable laws and regulations relating to insider trading.

Impact of Accounting and Tax Requirements on Compensation

Deductibility of Executive Compensation. Generally, Section 162(m) of the Code, disallows a tax deduction to any publicly-held corporation for any remuneration in excess of $1 million paid in any taxable year to covered employees for that taxable year, which includes the corporation’s chief executive officer, chief financial officer, and certain other highly compensated officers, and any individuals who were covered employees for any preceding taxable year beginning after December 31, 2016.

We have not previously taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation for our NEOs and do not currently have any immediate plans to do so. The CTC may, in its judgment, authorize compensation payments that are not fully tax deductible when it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives. The CTC intends to continue to compensate our NEOs in a manner consistent with the best interests of NETGEAR and our stockholders.

Taxation of “Parachute” Payments and Deferred Compensation. We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Code. Sections

2026 PROXY STATEMENT	43

280G and 4999 of the Code provide that certain officers, highly-compensated service providers, and service providers who hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control that exceeds certain prescribed limits, and that the company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director or other service provider receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation. We follow ASC 718, the standard which governs the accounting treatment of stock-based compensation awards. ASC 718 requires us to measure the compensation expense for all share-based payment awards made to the members of our executive team, other employees and members of our Board of Directors, including RSUs and PSUs, based on the grant date “fair value” of these awards. In 2025, estimated compensation cost relating to RSUs and PSUs with a performance condition was based on the closing fair market value of the Company’s common stock on the date of grant. The grant date fair value for PSUs with a market condition was determined using the Monte Carlo valuation method. The application of ASC 718 involves significant judgment and assumptions in the determination of inputs into the Monte Carlo valuation model that we use to determine the fair value of any PSUs with a market condition. As required by the generally accepted accounting principles in the United States, we review our valuation assumptions at each grant date, and, as a result, our valuation assumptions used to value PSUs with a market condition granted in future periods may vary from the valuation assumptions we have used previously.

ASC 718 also requires us to recognize the compensation expense over the service period associated with each award, generally, corresponding to the award vesting schedule. Amounts reported in the compensation tables therefore reflect accounting values that may differ from the value ultimately received by the recipient.

Compensation Risk Assessment

Our CTC assesses and considers potential risks when reviewing and approving executive and broad-based employee compensation. The CTC believes the design of our programs, including the use of balanced metrics, payout caps, stock ownership guidelines, clawback provisions, and governance controls, does not encourage excessive risk-taking and is not reasonably likely to have a material adverse effect on the Company.

44	2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of our 2025 NEOs, for services rendered in all capacities for the years indicated.

Name and Principal Position	Year	Salary	Bonus(1)(2)	Stock Awards(2)(3)	Non-Equity Incentive Plan Compensation(2)(4)	All Other Compensation(5)	Total

Charles (CJ) Prober	2025	$767,740	$—	$8,603,205	$1,181,731	$3,000	$10,555,676

Chairman and Chief Executive	2024	$692,308	$826,230	$16,231,750	$—	$3,000	$17,753,288

Executive Officer

Bryan D. Murray	2025	$548,110	$151,000	$3,154,500	$527,293	$3,000	$4,383,903
							$—
Chief Financial Officer	2024	$531,574	$—	$1,358,088	$99,156	$3,000	$1,991,818
							$—
	2023	$514,840	$—	$757,800	$—	$3,000	$1,275,640

Pramod Badjate	2025	$533,110	$—	$1,911,795	$533,798	$3,000	$2,981,703

President and General Manager,	2024	$236,250	$175,359	$5,064,950	$—	$3,000	$5,479,559

NETGEAR For Business

Jonathan Oakes	2025	$291,781	$—	$5,257,500	$222,286	$3,000	$5,774,567

Senior Vice President,

Home Networking(6)

Graeme McLindin	2025	$298,780	$—	$821,814	$88,595	$1,792	$1,210,981

Former Vice President of Mobile(7)

(1)
The amounts reported in this column for fiscal year 2025 represent a spot bonus of $51,000 paid in February 2025 and a retention bonus of $100,000 paid in April 2025 to Mr. Murray. Please see "Compensation Discussion and Analysis—Other Compensation and Benefits” above for more information regarding these bonuses.
(2)
The amounts set forth in these columns are subject to clawback provisions. Please see “Compensation Discussion and Analysis—Other Compensation Policies and Information—Clawback Policy” above.
(3)
The amounts reported in this column represent the aggregate value of the stock awards granted to the Named Executive Officers, based upon their grant date fair value, as determined in accordance with the share-based payment accounting guidance under ASC 718. The grant-date fair value of time-based RSUs is based on the closing price of the Company’s common stock on the date of grant. The grant-date fair value of PSUs is determined using a Monte Carlo simulation model to reflect the applicable performance conditions. As a result, the reported grant-date fair value of PSU awards may differ from the Company’s stock price on the date of grant. These amounts represent accounting values and may not necessarily reflect the value that may ultimately be realized, which will depend on the level of performance achieved and the Company's stock price at vesting. Target award values for equity grants are established under the Company’s long-term incentive program. Additional information regarding these awards, including target values and performance conditions, is provided in “Compensation Discussion and Analysis—Long-Term Incentive Compensation” above and in the “Grants of Plan-Based Awards” table below. For a discussion of fair value for stock awards, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

Assuming the highest levels of performance are achieved, the values of the PSUs granted in fiscal year 2025 are $4,039,500 for Mr. Murray, $11,016,848 for Mr. Prober, $2,448,152 for Mr. Badjate, $6,732,500 for Mr. Oakes, and $612,065 for Mr. McLindin.

(4)
Except as otherwise noted, Non-Equity Incentive Plan Compensation consists of cash paid pursuant to the overall terms of the Company’s Executive Bonus Plan and the annual terms and conditions established thereunder.
(5)
The amounts reported in this column for fiscal year 2025 represent: (i) for each of Messrs. Prober, Murray, Badjate and Oakes, matching contributions of $3,000 under our 401(k) plan, earned in 2025 and paid in January 2026; and (ii) for Mr. McLindin, a car allowance paid on a monthly basis from January to March 2025, totaling $1,792.
(6)
Mr. Oakes joined the Company in June 2025.
(7)
Due to organizational restructuring folding the Company's former stand-alone Mobile business unit within its Consumer business unit, Mr. McLindin, who previously served as Vice President, Mobile, ceased to be an executive officer in October 2025. He continues to be employed by the Company in his role as Vice President, Worldwide Sales for the Company's service provider business.

2026 PROXY STATEMENT	45

Grants of Plan-Based Awards in Fiscal Year 2025

The following table provides certain information relating to incentive compensation and equity awards granted to, and the range of payouts that were achievable for, each of our Named Executive Officers during the fiscal year ended December 31, 2025. Cash awards paid under our annual incentive plan are reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation” for each of our Named Executive Officers. A description of the incentive plans can be found in “Compensation Discussion and Analysis-Incentive Compensation-Annual Incentive Plan.”

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Approval Date	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Stock (#)	Options (#)	($/Share)	Awards(1)

Charles (CJ) Prober	—	—	(2)	$460,644	$921,288	$1,381,932	—	—	-	—	—	—	$—	$—
	5/29/2025	6/4/2025	(3)	$—	$—	$—	—	—	-	—	102,273	—	$—	$3,094,781
	5/29/2025	6/4/2025	(4)	$—	$—	$—	51,136	102,273		204,546	—	—	$—	$5,508,424

Bryan D. Murray	—	—	(2)	$205,541	$411,082	$616,623	—	—	—	—
	5/29/2025	6/4/2025	(3)	$—	$—	$—					37,500	—	$—	$1,134,750
	5/29/2025	6/4/2025	(4)	$—	$—	$—	18,750	37,500		75,000	—	—	$—	$2,019,750

Pramod Badjate	—	—	(2)	$199,916	$399,832	$599,748
	5/29/2025	6/4/2025	(3)	$—	$—	$—					22,727	—	$—	$687,719
	5/29/2025	6/4/2025	(4)	$—	$—	$—	11,364	22,727		45,454	—	—	$—	$1,224,076

Jonathan Oakes	—	—	(2)	$87,534	$175,068	$262,602
	6/4/2025	6/4/2025	(5)	$—	$—	$—					62,500	—	$—	$1,891,250
	6/4/2025	6/4/2025	(4)	$—	$—	$—	31,250	62,500		125,000	—	—	$—	$3,366,250

Graeme McLindin	—	—	(2)	$92,568	$185,137	$277,705
	5/29/2025	6/4/2025	(3)	$—	$—	$—					17,045	—	$—	$515,782
	5/29/2025	6/4/2025	(4)	$—	$—	$—	2,841	5,682		11,364	—	—	$—	$306,033

(1)
The amounts reported in this column represent the aggregate value of the stock awards granted to the Named Executive Officers, based upon their grant date fair value, without regard to vesting, as determined in accordance with the share-based payment accounting guidance under ASC 718. For a discussion of fair value for stock awards, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.
(2)
These potential payouts for the fiscal 2025 were pursuant to the overall terms of the Company’s Executive Bonus Plan and the annual terms and conditions established thereunder. The actual payout that could have been earned by the Named Executive Officer was dependent upon the level of achievement of the performance metrics that applied to the Named Executive Officer, as described further in “Compensation Discussion and Analysis-Incentive Compensation-Annual Incentive Plan” above. For each component, a bonus is paid under the terms of the Executive Bonus Plan only if the Company achieves a certain threshold level of performance for the applicable performance metric. The potential threshold, target, and maximum payouts reported for the Named Executive Officer represents the total payout that the Named Executive Officer would have received if the level of achievement for each of the applicable performance metrics were at the threshold, target, and maximum levels of performance, respectively.
(3)
These RSU awards will vest in three years with one-third (1/3) to vest on the anniversary of April 30, 2025, and the remaining in equal quarterly installments over the next two years, subject to the individual continuing to be a service provider through such dates.
(4)
These PSU awards will vest on June 4, 2028 for Mr. Oakes and on April 30, 2028 for Messrs. Prober, Murray, Badjate and McLindin, subject to achievement of applicable performance conditions and continued service through the vesting date. The number of PSUs that vest could range from 0% to 200% of the target number of PSUs.
(5)
These RSU awards will vest in three years with one-third (1/3) to vest on the first anniversary of the vesting commencement date of June 30, 2025, and the remaining in equal quarterly installments over the next two years, subject to continued service through each vesting date.

46	2026 PROXY STATEMENT

Agreements with our Named Executive Officers

Charles (CJ) Prober

In January 2024, we entered into an offer letter agreement with CJ Prober (the “Prober Employment Agreement”). The Prober Employment Agreement provides for payment of base salary, eligibility for annual cash incentive compensation, eligibility to receive equity awards, and participation in employee benefit programs.

In addition, we have entered into a change in control and severance agreement with Mr. Prober, the terms of which are described under “Potential Payments upon Termination or Change in Control.”

Bryan D. Murray

In November 2001, we entered into an offer letter agreement with Bryan Murray (the “Murray Employment Agreement”). The Murray Employment Agreement provides for payment of base salary, eligibility for annual cash incentive compensation, eligibility to receive equity awards, and participation in employee benefit programs. In addition, we have entered into a change in control and severance agreement with Mr. Murray, the terms of which are described under “Potential Payments upon Termination or Change in Control.”

Pramod Badjate

In July 2024, we entered into an employment agreement with Pramod Badjate (the “Badjate Employment Agreement”). The Badjate Employment Agreement provides for payment of base salary, eligibility for annual cash incentive compensation, eligibility to receive equity awards, and participation in employee benefit programs.

In addition, we have entered into a change in control and severance agreement with Mr. Badjate, the terms of which are described under “Potential Payments upon Termination or Change in Control.”

Jonathan Oakes

In June 2025, we entered into an employment agreement with Jonathan Oakes (the "Oakes Employment Agreement"). Under the terms of the Oakes Employment Agreement, Mr. Oakes is entitled to an initial annual base salary of $500,000 and is eligible to receive a target annual cash bonus equal to 60% of his base salary earned during the year based on achieving performance objectives established by the Board of Directors or its Compensation Committee. Mr. Oakes is also eligible to receive equity awards and to participate in employee benefit programs.

The Oakes Employment Agreement also provided for the grant of the following two equity awards covering shares of the Company’s common stock to Mr. Oakes: (1) an award of time-based RSUs covering 62,500 shares; and (2) an award of PSUs covering a target number of 62,500. These equity awards are further described above under “2025 New Hire Equity Grants.”

In addition, we have entered into a change in control and severance agreement with Mr. Oakes, the terms of which are described under “Potential Payments upon Termination or Change in Control.”

Graeme McLindin

In June 2013, we entered into an employment agreement with Graeme McLindin (the "McLindin Employment Agreement"). The McLindin Employment Agreement provides for payment of base salary and participation in employee benefit programs.

2026 PROXY STATEMENT	47

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides certain information relating to equity awards held by our Named Executive Officers.

			Option Awards				Stock Awards
Name	Security(1)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Charles (CJ) Prober	NTGR	2/27/2024	—	—	$—	—	499,580	$12,254,697	227,910	$5,590,632
	NTGR	6/4/2025	—	—	$—	—	102,273	$2,508,757	102,273	$2,508,757

Bryan D. Murray	NTGR	8/2/2018	24,799	—	$38.32	8/2/2028	—	$—	—	$—
	ARLO	8/2/2018	59,989	—	$13.23	8/2/2028	—	$—	—	$—
	NTGR	7/19/2019	30,000	—	$26.61	7/19/2029	—	$—	—	$—
	NTGR	4/19/2022	—	—	$—	—	8,438	$206,984	—	$—
	NTGR	4/18/2023	—	—	$—	—	16,876	$413,968	—	$—
	NTGR	7/18/2023	—	—	$—	—	9,461	$232,078	—	$—
	NTGR	4/27/2024	—	—	$—	—	31,875	$781,894	31,875	$781,894
	NTGR	6/4/2025	—	—	$—	—	37,500	$919,875	37,500	$919,875

Pramod Badjate	NTGR	10/15/2024	—	—	—	—	96,247	$2,360,939	82,500	$2,023,725
	NTGR	6/4/2025	—	—	—	—	22,727	$557,493	22,727	$557,493

Jonathan Oakes	NTGR	6/4/2025	—	—	—	—	62,500	$1,533,125	62,500	$1,533,125

Graeme McLindin	NTGR	4/19/2022	—	—	$—	—	473	$11,603	—	$—
	NTGR	6/2/2022	—	—	$—	—	99	$2,428	—	$—
	NTGR	4/17/2023	—	—	$—	—	946	$23,205	—	$—
	NTGR	10/16/2023	—	—	$—	—	3,152	$77,319	—	$—
	NTGR	4/17/2024	—	—	$—	—	5,001	$122,675	—	$—
	NTGR	6/4/2025	—	—	$—	—	17,045	$418,114	5,682	$139,379

(1)
Reflects equity awards outstanding as of December 31, 2025 and the issuer of the equity awards. On December 31, 2018, in connection with Arlo’s Spin-Off, per the terms of the employee matters agreement between NETGEAR and Arlo, certain outstanding awards granted to Arlo employees and NETGEAR employees under NETGEAR’s equity incentive plans were adjusted to include Arlo awards under Arlo’s equity incentive plans. The grant dates of all Arlo awards listed above reflect the original grant date of the associated NETGEAR award. Following the Arlo Spin-Off, the NETGEAR and Arlo equity awards are subject to substantially the same terms and vesting conditions that applied to the original NETGEAR equity awards immediately prior to the Arlo Spin-Off. For details of the adjustments, refer to the discussion below titled “Adjustments to NETGEAR Equity Awards due to the Arlo Spin-Off.”
(2)
These awards are RSUs. For awards granted on June 4, 2025 (other than to Mr. Oakes), October 15, 2024, and April 27, 2024, one-third (1/3) vests on the one-year anniversary of the applicable vesting commencement date (April 30, 2025, July 31, 2024 and April 30, 2024, respectively), with the remaining shares vesting in equal quarterly installments over the following two years, subject to continued service. For awards granted to Mr. Oakes on June 4, 2025, one-third (1/3) vests on the one-year anniversary of the vesting commencement date of June 30, 2025, with the remainder vesting in equal quarterly installments over the following two years, subject to continued service. For awards granted on February 27, 2024, the RSUs vest in four equal annual installments beginning on January 31, 2025, subject to the individual continuing to be a service provider through such dates. For Mr. Murray’s award granted on July 18, 2023, this reflects the number of PSUs earned based on actual achievement of the 2023 PSUs (as described in “Compensation Discussion & Analysis—Long-Term Equity Incentive Compensation” above), which will vest on July 31, 2026, subject to Mr. Murray’s continued service through that date. For Mr. Prober’s award granted on February 27, 2024, this reflects the number of PSUs earned based on actual achievement of the second tranche of PSUs (as described in “Compensation Discussion & Analysis—Long-Term Equity Incentive Compensation” above), which will vest on January 31, 2026, subject to Prober’s continued service through that date. All the other RSUs vest in four equal annual installments beginning on the one-year anniversary of the last day of the month of grant, subject to the individual continuing to be a service provider through such dates.
(3)
These amounts were calculated as the product of NETGEAR’s common stock closing price on the Nasdaq Global Select Market on December 31, 2025 (the last market trading day in 2025), which was $24.53 and the number of shares covered by the applicable RSU or PSU award.
(4)
These awards are PSUs that become eligible to vest based on the Company's TSR percentile rank over a multi-year performance period (ending on December 31, 2027 for 2025 grants and December 31, 2026 for 2024 grants). Earned PSUs vest following the end of the applicable performance period, subject to certification of performance results and continued service, with vesting occurring on specified dates in 2027 and 2028, depending on the grant. Based on the performance at December 31, 2025, the amounts reported represent the target level of

48	2026 PROXY STATEMENT

achievement for 2025 grants, maximum achievement for the third tranche of Mr. Prober's 2024 grant, and maximum achievement for the remaining 2024 grants. For details of these PSU awards, refer to “Compensation Discussion and Analysis- Executive Compensation Practices- Setting the Pay Mix -Long-Term Incentive Compensation.”

Adjustments to NETGEAR Equity Awards due to the Arlo Spin-Off

Background. In February 2018, our Board of Directors announced its decision to pursue a separation of the Arlo business from NETGEAR. The separation was effected through the contribution of the business, assets and liabilities constituting our Arlo business to a newly formed subsidiary, Arlo Technologies, Inc. (“Arlo”). An initial public offering of newly issued shares of the common stock of Arlo followed in August 2018 (the “Arlo IPO”), and on December 31, 2018, NETGEAR completed a distribution of the shares of Arlo common stock then held by NETGEAR to NETGEAR’s stockholders in a manner generally intended to qualify as tax-free to NETGEAR’s stockholders for U.S. federal income tax purposes (the “Arlo Spin-Off”).

From the time of the Arlo IPO until the Arlo Spin-Off, NETGEAR owned approximately 84.2% of Arlo’s outstanding common stock. In addition, as discussed in more detail below, employee holders of NETGEAR stock options and restricted stock units granted before the Arlo IPO, including our NEOs, generally received additional Arlo stock options and Arlo restricted stock units at the time of the Arlo Spin-Off based on a formula agreed upon between NETGEAR and Arlo. As such, certain information in the Executive Compensation Tables includes Arlo-related compensation and Arlo equity awards. Although NETGEAR and Arlo are independent companies following the Arlo Spin-Off, the vesting of Arlo equity awards held by our NEOs is tied to their continued employment by NETGEAR and comprises a material element of their compensation.

Adjustment Mechanics. In connection with the Arlo Spin-Off, all outstanding NETGEAR equity compensation awards were equitably adjusted to reflect the impact of the transaction. The adjustments to each type of award outstanding pursuant to the NETGEAR equity compensation plans was determined in accordance with the terms of the employee matters agreement between NETGEAR and Arlo, dated as of August 2, 2018 (the “employee matters agreement”), and are described below. These adjustments were made effective on December 31, 2018, the date of the Arlo Spin-Off, and are reflected in the applicable portions of the Executive Compensation Tables.

NETGEAR Options: (1) NETGEAR options granted prior to August 3, 2018 (the “cutoff date”) were converted into both an adjusted NETGEAR option and an Arlo option, (2) NETGEAR options granted on or following the cutoff date were converted solely into adjusted NETGEAR options and (3) NETGEAR outstanding and vested options held by former service providers of NETGEAR were converted solely into adjusted NETGEAR options. The formulas applicable to the foregoing NETGEAR option adjustments are set forth in the employee matters agreement and, in each case, the exercise price and number of shares subject to each option were adjusted to preserve the aggregate intrinsic value of the original NETGEAR option as measured immediately prior to and immediately following the distribution, subject to rounding. Following the Arlo Spin-Off, the NETGEAR options and Arlo options are subject to substantially the same terms and vesting conditions that applied to the original NETGEAR option.

2026 PROXY STATEMENT	49

Stock Vested in Fiscal Year 2025

The following table provides certain information relating to stock vested by our Named Executive Officers in 2025. No stock options were issued, granted or vested during the relevant time period.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Charles (CJ) Prober	341,864	$9,452,540

Bryan D. Murray	63,859	$1,584,624

Pramod Badjate	68,753	$1,756,208

Jonathan Oakes	—	$—

Graeme McLindin	8,091	$220,445

(1)
The value realized on vesting equals the closing price of NETGEAR’s common stock on the Nasdaq Global Select Market on the vesting date, multiplied by the number of shares that vested on the vesting date.

Potential Payments upon Termination or Change in Control

In the event of a change in control:

•
all equity awards issued under our 2016 Plan and 2024 Inducement Equity Incentive Plan (the "2024 Inducement Plan") will be treated as determined by the administrator of the plan and will not automatically vest unless the successor corporation does not assume or substitute for the awards;
•
all equity awards issued under our 2025 Equity Incentive Plan (the “2025 Plan") will be treated as determined by the administrator of the plan and will not automatically vest unless the successor corporation does not assume or substitute for the awards, unless specifically provided otherwise by the administrator or under the applicable award agreement or other written agreement authorized by the administrator between the participant and the Company; and
•
with respect to the PSUs granted to Mr. Murray in July 2023, the applicable performance goal would be deemed to be satisfied at 100% of the target level if the performance period (which ended on December 31, 2025) had not already ended, and (1) if the successor corporation does not assume or substitute for such awards, 100% of the awards that have become eligible to vest will vest immediately before the change in control, or (2) if the successor corporation assumes or substitutes for such awards, 100% of the awards that have become eligible to vest will vest either (A) on the vesting date, if Mr. Murray continues service through that date, or (B) upon a termination of his employment prior to the vesting date (w) by us other than for cause, (x) due to his death, (y) due to his disability, or (z) by him for good reason. The vesting acceleration triggered by a termination by us other than for cause or by Mr. Murray for good reason will be conditioned upon the execution and non-revocation of a release of claims.

In addition, we have entered into change in control and severance agreements with each of our NEOs (other than Mr. McLindin). Although each such NEO’s employment is and will continue to be at-will, as defined under applicable law, and may be terminated by either us or the executive officer at any time with or without cause, these agreements provide for change in control and severance benefits for these NEOs under specified circumstances. For purposes of this section, the “change in control period” refers to the period beginning one month prior to (or three months prior to, in the case of Mr. Prober) and ending 12 months following a change in control (as defined in the change in control and severance agreement).

Under these change in control and severance agreements, upon a termination without cause or resignation with good reason that occurs outside of the change in control period, our applicable NEOs would be entitled to:

•
a lump sum cash severance payment equal to 12 months of annual base salary, and, for Mr. Prober, an additional amount equal to his target annual bonus as in effect for the fiscal year in which the termination occurs;
•
12 months of health benefits continuation;
•
for our NEOs other than Mr. Prober, accelerated vesting of any unvested time-based equity awards that would have vested during the 12 months following the termination date; and
•
for Mr. Prober, (i) accelerated vesting of any unvested equity awards (other than his sign-on PSU award) that would have vested during the 18 months following the termination date and (ii) immediate vesting of any sign-on PSUs as to which the applicable performance period has ended as of the date of the such termination and have become eligible to vest (based on actual performance).

50	2026 PROXY STATEMENT

Upon a termination without cause or resignation with good reason that occurs during the change in control period, our NEOs, other than Mr. McLindin, would be entitled to:

•
a lump sum cash severance payment equal to a multiple (2x for Mr. Prober and 1x for all other NEOs) of the sum of an amount equal to 12 months of the NEO’s annual base salary and target annual bonus;
•
a number of months (24 for Mr. Prober and 12 for other NEOs) of health benefits continuation;
•
for our NEOs other than Mr. Prober, accelerated vesting of all outstanding, unvested equity awards and in the case of any such equity award with performance-based vesting criteria, unless otherwise specified in the applicable equity award agreement governing such award, all performance goals and other vesting criteria deemed achieved at 100% of target levels; and
•
for Mr. Prober, (i) accelerated vesting of all outstanding, unvested time-based equity awards, (ii) in the case of any outstanding equity award with performance-based vesting criteria based on the achievement of operating or financial goals, unless otherwise specified in the applicable equity award agreement governing such award, accelerated vesting of such award, with all performance goals and other vesting criteria deemed achieved at the greater of (x) actual achievement or (y) 100% of target levels, and (iii) in the case of the sign-on PSU award, all performance goals and other vesting criteria will be deemed achieved based on actual performance, and any such sign-on PSUs that become eligible to vest based on such performance will immediately vest.

Severance will be conditioned upon the execution and non-revocation of a release of claims and, in the case of a termination without cause (excluding by reason of death or disability) or resignation with good reason, (1) resignation from all officer and director positions with the Company and its subsidiaries, (2) return of all Company documents and other property, and (3) for Mr. Prober, continued compliance with any confidential information agreement between himself and the Company. The change in control and severance agreements do not provide for any excise tax gross-ups. If the merger-related payments or benefits of the NEO are subject to the 20% excise tax under Section 4999 of the tax code, then the NEO will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, whichever approach yields the best after-tax outcome for the NEO.

All unvested equity awards issued under our 2016 Plan, 2025 Plan and 2024 Inducement Plan and subject to time-based vesting will become fully vested if an NEO ceases to be a service provider as a result of the NEO’s disability or death.

The vesting of any then-outstanding performance-based equity awards that were granted to Mr. Murray in July 2023 could be accelerated upon the following terminations of his employment:

•
if a change in control had not occurred and Mr. Murray’s employment was terminated due to his death before the end of the performance period, 100% of his target number of shares subject to the performance-based award would have vested; and
•
if a change in control has not occurred and either (1) after the end of the performance period but before the vesting date, Mr. Murray's employment is terminated due to his death, or (2) before the vesting date, his employment is terminated by us due to his disability, a number of shares subject to the performance-based award will vest equal to the actual number of shares that would have become eligible to vest based on actual achievement of the applicable performance goal had his employment not been terminated.

In the event that Mr. Prober ceases to be a service provider as a result of the disability or death, then each of his then-outstanding equity awards will immediately vest, and in the case of an equity award with performance-based vesting, unless a more favorable term is specified in the applicable equity award agreement governing the award, all performance goals and other vesting criteria will be deemed achieved as follows:

•
in the case of an award that vests based on the achievement of financial operating or performance goals, at 100% of target levels; or
•
in the case of an award that vests based on the price of the Company’s shares of common stock or the total shareholder return of the Company, at actual achievement.

2026 PROXY STATEMENT	51

Payments Upon Termination Due to Death or Disability

The following table summarizes the amount that each of our Named Executive Officers would receive in the event his employment with the Company was terminated by us due to death or disability, assuming the date of the triggering event was December 31, 2025.

Name	Value Realized from Equity Acceleration ($)(1)(2)	Total ($)

Charles (CJ) Prober	$20,748,431	$20,748,431
Bryan D. Murray	$2,554,800	$2,554,800
Pramod Badjate	$2,918,432	$2,918,432
Jonathan Oakes	$1,533,125	$1,533,125
Graeme McLindin	$655,343	$655,343

(1)
The value realized equals NETGEAR’s common stock closing price on the Nasdaq Global Select Market on December 31, 2025 (the last market trading day in 2025), which was $24.53, multiplied by the number of shares for which vesting would be accelerated.
(2)
These amounts include the accelerated vesting of (i) RSUs granted to our NEOs, (ii) PSUs granted to Mr. Murray in July 2023 based on actual achievement of 84.1% of target, (iii) PSUs granted to Mr. Prober in February 2024 based on (a) actual achievement of 103.8% of target for the second tranche of the award and (b) target achievement for the third tranche of the award (which, for purposes of this disclosure, is assumed to be the number of PSUs that would be earned based on actual achievement), and (iv) PSUs granted to Mr. Prober in June 2025 based on actual performance through December 31, 2025, which would result in achievement at 90% of target. The included value from the PSU acceleration is $9,853,701 for Mr. Prober and $232,078 for Mr. Murray.

Payments Upon Termination Without Cause or Resignation for Good Reason Outside of the Change in Control Period

The following table summarizes the amount that each of our Named Executive Officers would receive in the event his employment with the Company is terminated without cause, or he resigns for good reason, more than one month prior to or more than one year after a change in control of the Company, assuming the date of the triggering event was December 31, 2025.

Name	Cash Severance ($)	Health Continuation Benefits ($)	Value Realized from Equity Acceleration ($)(1)(2)	Total ($)

Charles (CJ) Prober	$1,727,000	$46,981	$11,131,836	$12,905,817
Bryan D. Murray	$556,000	$25,966	$1,627,222	$2,209,189
Pramod Badjate	$541,000	$25,966	$1,627,811	$2,194,777
Jonathan Oakes	$500,000	$14,504	$766,587	$1,281,091
Graeme McLindin	$—	$—	$—	$—

(1)
The value realized equals NETGEAR’s common stock closing price on the Nasdaq Global Select Market on December 31, 2025 (the last market trading day in 2025), which was $24.53, multiplied by the number of shares for which vesting would be accelerated.
(2)
These amounts include the accelerated vesting of (i) RSUs granted to our NEOs, (ii) PSUs granted to Mr. Murray in July 2023 based on actual achievement of 84.1% of target, and (iii) PSUs granted to Mr. Prober in February 2024 based on actual achievement of 103.8% of target for the second tranche of the award. The included value from the PSU acceleration is $3,868,724 for Mr. Prober and $232,078 for Mr. Murray.

Payments Upon Termination Without Cause or Resignation for Good Reason During the Change in Control Period

The following table summarizes the amount that each of our Named Executive Officers would receive in the event his employment with the Company is terminated without cause, or he resigns for good reason, within one month prior to or one year after a change in control of the Company, assuming the date of the triggering event was December 31, 2025.

52	2026 PROXY STATEMENT

Name	Cash Severance ($)	Health Continuation Benefits ($)	Value Realized from Equity Acceleration ($)(1) (2)	Total ($)

Charles (CJ) Prober	$3,454,000	$93,962	$24,333,883	$27,881,845
Bryan D. Murray	$973,000	$25,966	$4,148,955	$5,147,921
Pramod Badjate	$946,750	$25,966	$5,403,419	$6,376,135
Jonathan Oakes	$800,000	$14,504	$2,912,938	$3,727,442
Graeme McLindin	$—	$—	$—	$—

(1)
The value realized equals NETGEAR’s common stock closing price on the Nasdaq Global Select Market on December 31, 2025 (the last market trading day in 2025), which was $24.53, multiplied by the number of shares for which vesting would be accelerated.
(2)
These amounts include the accelerated vesting of (i) RSUs granted to our NEOs (other than Mr. McLindin), (ii) PSUs granted to Mr. Murray in July 2023 based on actual achievement of 84.1% of target, (iii) PSUs granted to Mr. Prober in February 2024 based on (a) actual achievement of 103.8% of target for the second tranche of the award and (b) actual performance for the third tranche of the award, as measured from January 31, 2024 through December 31, 2025, which would result in achievement at 150% of target for the third tranche of the award and application of the true-up, resulting in the remaining 46.2% of target being achieved for the second tranche of the award, (iv) PSUs granted to our NEOs (other than Messrs. Prober and McLindin) in April and October 2024 based on actual performance through December 31, 2025, which would result in achievement at 147% of target, and (v) PSUs granted to our NEOs (other than Mr. McLindin) in June 2025 based on actual performance through December 31, 2025, which would result in achievement at 90% of target. The included value from the PSU acceleration is: $13,439,153 for Mr. Prober; $1,826,234 for Mr. Murray; $2,484,987 for Mr. Badjate; and $1,379,813 for Mr. Oakes.

With respect to PSUs granted to our NEOs (other than Messrs. Prober and McLindin) in April and October 2024 and the PSUs granted to our NEOs (other than Mr. McLindin) in June 2025, the values above assume that the termination of employment occurs after the change in control. If the termination of employment occurs before the change in control, the number of such PSUs accelerated would instead be based on target achievement. The included value from the PSU acceleration is: $13,690,021 for Mr. Prober; $1,673,216 for Mr. Murray; $1,906,643 for Mr. Badjate; and $1,533,125 for Mr. Oakes.

To protect the interests of NETGEAR, all of our employment agreements provide for covenants strictly limiting proprietary information disclosure and solicitation of our employees by a terminated executive officer for specified periods of time.

2026 PROXY STATEMENT	53

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. The 2025 annual total compensation of our CEO, Mr. Prober, is $10,555,676, the 2025 annual total compensation of our median compensated employee is $107,241 and the ratio of these amounts is approximately 98 to 1. For these purposes, we calculated the annual total compensation of our CEO and our median employee according to the requirements of Item 402(c)(2)(x) of Regulation S-K.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll record and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

For purposes of identifying our median compensated employee, we used our global employee population as of December 31, 2025, identified based on our payroll record. We used total compensation as our consistently applied compensation measure. In this context, total compensation means the actual annual salary or wages paid, bonus or commissions earned for the year ended December 31, 2025, and the value of the annual equity awards granted during 2025.

54	2026 PROXY STATEMENT

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Talent Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation	Compensation	Summary Compensation	Compensation	Average Summary Compensation Table Total for	Average Compensation Actually Paid Table Total for	Value of Initial $100 Investment Based on(5)		GAAP Net	Non-GAAP Operating Income
Year	Table Total for PEO Patrick C.S. Lo ($)(1)	Actually Paid to PEO Patrick C.S. Lo ($)(1) (3) (4)	Table Total for PEO Charles (CJ) Prober ($)(1)	Actually Paid to PEO Charles (CJ) Prober ($)(1) (3) (4)	Non-PEO NEOs ($)(1) (2) (3) (4)	Non-PEO NEOs ($)(1) (2) (3) (4)	Company TSR	Peer Group TSR	Income (Loss) (Millions)	(Loss) (Millions)(6)

2025	$—	$—	$10,555,676	$5,998,487	$3,587,789	$2,527,902	$60	$258	$(18)	$6

2024	$2,464,183	$9,458	$17,753,288	$33,050,607	$2,567,933	$3,434,542	$69	$201	$12	$(50)

2023	$1,913,615	$876,698	$—	$—	$1,135,769	$808,716	$36	$147	$(105)	$(10)

2022	$3,301,355	$(73,726)	$—	$—	$1,297,048	$500,475	$45	$89	$(69)	$(16)

2021	$5,221,876	$(1,380,992)	$—	$—	$1,777,660	$629,637	$72	$138	$49	$95

1.
Charles (CJ) Prober was our PEO in 2025. The individuals comprising the Non-PEO NEOs for the year are Bryan D. Murray, Pramod Badjate, Jonathan Oakes and Graeme McLindin.
2.
Charles (CJ) Prober and Patrick C.S. Lo were our PEOs in 2024. Patrick C.S. Lo was our PEO in 2023, 2022, and 2021. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2024	2023	2022	2021
Bryan D. Murray	Bryan D. Murray	Bryan D. Murray	Bryan D. Murray
Pramod Badjate	David J. Henry	Michael F. Falcon	David J. Henry
Michael F. Falcon	Vikram Mehta	David J. Henry	Andrew W. Kim
David J. Henry	Michael A. Werdann	Michael A. Werdann	Michael A. Werdann
Michael A. Werdann

3.
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 4 below.
4.
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the “Exclusion of Stock Awards” column are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year 2025	Summary Compensation Table Total	Exclusion of Stock Awards	Inclusion of Equity Values	Compensation Actually Paid

PEO Charles (CJ) Prober	$10,555,676	$8,603,205	$4,046,016	$5,998,487

Non-PEO NEOs	$3,587,789	$2,786,403	$1,726,516	$2,527,902

2026 PROXY STATEMENT	55

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year 2025	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	Fair Value of Vested Awards Granted and Vested in Current Fiscal Year	Fair Value of Last Day of Prior Year of Equity Awards Forfeited During Year	Total - Inclusion of Equity Values

PEO Charles (CJ) Prober	$6,356,267	$(2,311,770)	$1,520	$—	$—	$4,046,016

Non-PEO NEOs	$2,064,838	$(248,287)	$(90,035)	$—	$—	$1,726,516

5.
The Peer Group TSR set forth in this table utilizes the NASDAQ Computer Index which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested for the period starting December 31, 2020, through the end of the listed year in the Company and in the NASDAQ Computer Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
6.
We determined non-GAAP operating income, as calculated under our annual incentive plan, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2025 because this is the primary financial performance metric in our 2025 executive bonus plan. Non-GAAP operating income (loss) is equal to our GAAP operating income after excluding amortization of intangibles, stock-based compensation expense, acquisition related expense, restructuring and other charges, and litigation reserves, net, as presented in the Company’s press release reporting the financial results for fiscal 2025. Refer to the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measure in Appendix A of this proxy statement. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Other NEO Compensation Actually Paid and Company Performance

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, the Company’s TSR, and the Peer Group’s TSR over the five most recently completed fiscal years.

56	2026 PROXY STATEMENT

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our GAAP net income during the five most recently completed fiscal years.

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our non-GAAP operating income during the five most recently completed fiscal years.

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2025 to Company performance. The measures in this table are not ranked.

Most Important Financial Measures
Non-GAAP operating income
Net revenue
Profit contribution

2026 PROXY STATEMENT	57

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

While we have granted stock options to employees in the past, we do not currently grant stock options, stock appreciation rights, or similar instruments with option-like features and have no policies or practices to disclose pursuant to Item 402(x)(1) of Regulation S-K.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 about our common stock that may be issued upon the exercise of options and rights granted to employees or members of our Board of Directors under all existing equity compensation plans, including the 2016 Plan, which was superseded by the 2025 Equity Incentive Plan (the "2025 Plan") in May 2025, the 2024 Inducement Plan, the 2025 Plan, and the 2003 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (a)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in (a))

Equity Compensation Plans approved by security holders	101,146	(1)(2)	$33.24	4,062,921	(3)(6)

Equity Compensation Plans not approved by security holders	—	(5)	$—	255,502	(4)(6)

Total	101,146		$33.24	4,318,423

(1)
Represents the total number of the shares subject to options outstanding under the 2016 Plan, and no shares subject to outstanding purchase rights under the 2003 Employee Stock Purchase Plan.
(2)
Excludes 1,337,324 shares subject to RSUs and 291,022 shares subject to PSUs outstanding that were issued under the 2016 and 2025 Plan.
(3)
Includes 2,324,474 shares available for future issuance under the 2025 Plan and 1,738,447 shares available for future issuance under the 2003 Employee Stock Purchase Plan.
(4)
Represents the total number of shares available for future issuance under the 2024 Inducement plan.
(5)
Excludes 956,778 shares subject to RSUs and 514,437 shares subject to PSUs outstanding that were issued under the 2024 Inducement Plan.
(6)
Forfeited awards will return to the 2025 Plan and 2024 Inducement Plan and will again become available for issuance. For PSUs, the number of shares available for future issuance is reduced by the number of PSUs at the maximum level of achievement until the actual number of PSUs that become eligible to vest is determined, at which time any PSUs that do not become eligible to vest are immediately forfeited and returned to the pool of shares available for future issuance.

58	2026 PROXY STATEMENT

STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 30, 2026 by:

•
each stockholder who we know beneficially owns more than 5% of our common stock;
•
each of our directors and director nominees;
•
each of our Named Executive Officers set forth in the Summary Compensation Table; and
•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, and the percentage ownership of that person, shares of common stock subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within 60 days of March 30, 2026, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, the address of each beneficial owner listed in the table is c/o NETGEAR, Inc., 3553 North First Street, San Jose, California 95134. The percentages in the table below are based on 27,343,499 shares of our common stock outstanding as of March 30, 2026. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, to our knowledge, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The information provided in this table is based on our records and information filed with the Securities and Exchange Commission, unless otherwise noted.

2026 PROXY STATEMENT	59

Name and Address	Number of Shares of Common Stock Beneficially Owned	Number of Shares Underlying Equity Awards Beneficially Owned(5)	Total Shares Beneficially Owned	Percentage of Total Shares Beneficially Owned

5% Stockholders:

Brandes Investment Partners, LP (1)	3,007,999	—	3,007,999	11.0%

BlackRock, Inc.(2)	2,596,387	—	2,596,387	9.5%

Dimensional Fund Advisors LP(3)	1,462,320	—	1,462,320	5.3%

Windward Management LP(4)	1,445,914	—	1,445,914	5.3%

Named Executive Officers and Directors:

Charles (CJ) Prober (6)	291,703	34,093	325,796	*

Bryan D. Murray	114,402	89,488	203,890	*

Pramod Badjate	39,361	21,325	60,686	*

Jonathan Oakes	—	—	—	*

Graeme McLindin	4,925	7,461	12,386	*

Sarah S. Butterfass	34,896	6,761	41,657	*

Laura J. Durr	38,298	6,761	45,059	*

Shravan K. Goli	22,477	6,761	29,238	*

Bradley L. Maiorino	49,595	6,761	56,356	*

Laura C. Orvidas	11,150	6,761	17,911	*

Janice M. Roberts	61,290	6,761	68,051	*

All directors and current executive officers as a group(7)	663,172	185,472	848,644	3.1%

* Less than one percent of our outstanding shares of common stock

(1)
Based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission (“the SEC”) on March 3, 2026 by Brandes Investment Partners, L.P. Brandes Investment Partners has shared power to vote 2,359,977 shares, and shared power to dispose of 3,007,999 shares. The address of Brandes Investment Partners is 4275 Executive Square, 5th Floor, La Jolla, CA 92037.
(2)
Based on information contained in a Schedule 13G/A filed with the SEC on February 7, 2025, by BlackRock, Inc. (“BlackRock”). BlackRock has sole power to vote or direct the vote of 2,542,173 shares and sole power to dispose or to direct the disposition of 2,596,387 shares. The address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)
Based on information contained in a Schedule 13G/A filed with the SEC on April 15, 2025, by Dimensional Fund Advisors LP (“Dimensional Fund Advisors”). Dimensional Fund Advisors has sole power to vote or direct the vote of 1,428,502 shares and sole power to dispose or to direct the disposition of 1,462,320 shares. The address of Dimensional Fund Advisors is 6300 Bee Cave Road, Building One, Austin, Texas 78746.
(4)
Based on information contained in a Schedule 13G filed with the SEC on February 13, 2026, by Windward Management LP, Windward Management LLC, Marc Chalfin and Windward Management Partners Master Fund Ltd. (collectively, the “Windward Group”). The Windward Group has shared power to vote 1,445,914 shares and shared power to dispose of 1,445,914 shares. The address of Windward group is c/o Windward Management LLC, 1691 Michigan Avenue, Suite 510, Miami Beach, FL 33139.
(5)
The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. The shares indicated represent shares underlying stock options exercisable and restricted stock units vesting within 60 days of March 30, 2026.
(6)
Includes (i) 4,370 shares held by Mr. Prober directly and (ii) 287,333 shares of common stock held by a grantor retained annuity trust for which Mr. Prober serves as trustee, and exercises sole voting and dispositive power over such shares.
(7)
Includes shares beneficially owned by all current executive officers and directors.

60	2026 PROXY STATEMENT

Delinquent Section 16(a) Reports

Section 16(a) of the 1934 Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during 2025 all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were met, with the exception of one late Form 4 for one transaction filed on May 2, 2025, on behalf of Bryan Murray.

2026 PROXY STATEMENT	61

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares they represent as our Board of Directors may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares, that you hold. You are, therefore, urged to vote as promptly as possible.

THE BOARD OF DIRECTORS OF

NETGEAR, INC.:

CHARLES (CJ) PROBER

SARAH S. BUTTERFASS

LAURA J. DURR

SHRAVAN K. GOLI

BRADLEY L. MAIORINO

LAURA C. ORVIDAS

JANICE M. ROBERTS

Dated: April 16, 2026

62	2026 PROXY STATEMENT

LEGAL MATTERS

Forward-Looking Statements. This proxy statement contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast,” "continue" or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: the Company’s future operating performance and financial condition, including expectations regarding revenue, growth, profitability, operating margin, gross margin and cash generation; impact of general economic conditions, industry dynamics, and competitive conditions; expectations regarding continuing market demand for the Company’s products and services, including Enterprise segment and Consumer segment products and related service offerings, and the Company’s ability to respond to this demand; the Company’s ongoing strategic transformation and shift to focusing on the premium, higher-margin segments of the market and growing service revenue, with the goal of increasing stockholder value over the long term; expectations regarding the mix of NETGEAR’s premium, higher-margin products and services; and expectations regarding NETGEAR’s subscription services, registered user and app user growth, paid subscriber base growth, and service revenue. These statements are based on management’s current expectations and are subject to certain risks and uncertainties, including the following: NETGEAR may fail to manage costs, including the cost of key components, the shipping cost, and the cost of developing new products and manufacturing and distribution of its existing offerings; NETGEAR may fail to successfully manage channel inventory levels; consumers may choose not to adopt NETGEAR’s new product and services offerings or adopt competing products and services; future demand for NETGEAR’s products and services may be lower than anticipated; NETGEAR’s shift in focus to premium products at the expense of lower end products may not prove to be successful; NETGEAR may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products and services; NETGEAR may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base and service revenue; product performance may be adversely affected by real world operating conditions; NETGEAR may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR’s cash resources and NETGEAR’s planned usage of such resources, including potential repurchases of NETGEAR’s common stock; NETGEAR’s compensation programs may fail to attract, retain, and motivate quality employees; NETGEAR may fail to successfully evolve its talent strategy in response to AI and broader technology advancements; NEGEAR may experience changes in NETGEAR’s stock price and developments in the business that could increase NETGEAR’s cash needs; NETGEAR may be adversely affected by general economic conditions, industry dynamics, and competitive conditions that impact market demand for the Company's products and services and management's ability to attain key operating objectives; NETGEAR may be adversely affected by fluctuations in foreign exchange rates; and NETGEAR may be adversely affected by the actions and financial health of NETGEAR’s customers, including NETGEAR’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part I—Item 1A. Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on February 13, 2026. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Website References. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of this proxy statement.

Use of Trademarks. NETGEAR and the NETGEAR logo are trademarks of NETGEAR, Inc. or its subsidiaries.

* All other product and company names herein are or may be trademarks of their respective owners.

2026 PROXY STATEMENT	63

d APPENDIX A

Reconciliation of GAAP to Non-GAAP Measures

The following is a reconciliation between GAAP gross margin and non-GAAP gross margin, and between GAAP operating income (loss) and non-GAAP operating income (loss) for fiscal 2025 and 2024.

	Twelve Months Ended
(in thousands)	December 31, 2025	December 31, 2024
GAAP gross profit	$266,191	$195,927
GAAP gross margin	38.0%	29.1%
Amortization of intangible assets	1,171	—
Stock-based compensation expense	1,988	1,613
Non-GAAP gross profit	$269,350	$197,540
Non-GAAP gross margin	38.5%	29.3%

	Twelve Months Ended
(in thousands)	December 31, 2025	December 31, 2024
GAAP operating income (loss)	$(34,152)	$12,216
Amortization of intangibles	1,174	—
Stock-based compensation expense	29,715	22,678
Acquisition related expenses	1,234	—
Restructuring and other charges	7,764	4,479
Litigation reserves, net	209	(89,012)
Non-GAAP operating income (loss)	$5,944	$(49,639)

64	2026 PROXY STATEMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NTGR2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88852-P45921 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NETGEAR, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Charles (CJ) Prober	☐	☐	☐
1b. Sarah S. Butterfass	☐	☐	☐
1c. Laura J. Durr	☐	☐	☐
1d. Shravan K. Goli	☐	☐	☐
1e. Laura C. Orvidas	☐	☐	☐
1f. Janice M. Roberts	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐
3. Proposal to approve, on a non-binding advisory basis, a resolution approving the compensation of our Named Executive Officers in the Proxy Statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

, as proxies, each w

2026 PROXY STATEMENT	65

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

V88853-P45921

NETGEAR, INC.
Annual Meeting of Stockholders
May 28, 2026 10:00 AM, PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Charles (CJ) Prober and Bryan D. Murray, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of Common Stock of NETGEAR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/NTGR2026, at 10:00 AM, PT on May 28, 2026, and any adjournment or postponement thereof and in their discretion on such other matters as may properly come before said meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side

ith the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NETGEAR, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/NTGR2024, at 10:00 AM, PDT on May 30, 2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side

66	2026 PROXY STATEMENT